                                                                     EXHIBIT 4.1

                                TABLE OF CONTENTS

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                                                                                                                  PAGE
PRELIMINARY STATEMENT............................................................................................   1

ARTICLE 1   DESIGNATION..........................................................................................   1

         Section 2.1        Incorporation of Schedule 1, etc.....................................................   3
         Section 2.2        Defined Terms........................................................................   3

ARTICLE 3   SECURITY; REPORTS; COVENANT..........................................................................  35

         Section 3.1        Grant of Security Interest...........................................................  35
         Section 3.2        Reports..............................................................................  37

ARTICLE 4   INITIAL ISSUANCE AND INCREASES AND DECREASES OF
            SERIES 2002-1 INVESTED AMOUNT OF SERIES 2002-1 NOTE..................................................  38

         Section 4.1        Issuance in Definitive Form..........................................................  38
         Section 4.2        Procedure for Increasing the Invested Amount.........................................  38
         Section 4.3        Decreases............................................................................  40

ARTICLE 5   SERIES 2002-1 ALLOCATIONS............................................................................  41

         Section 5.1        Establishment of the Group IV Collection Account, Series 2002-1
                            Collection Account, Series 2002-1 Accrued Interest Account,
                            Series 2002-1 Excess Funding Account.................................................  41
         Section 5.2        Allocations with Respect to the Series 2002-1 Note...................................  42
         Section 5.3        Withdrawals from the Series 2002-1 Accrued Interest Account..........................  47
         Section 5.4        Payment of Note Interest and Carrying Charges........................................  49
         Section 5.5        Payment of Note Principal; Transfers to Budget Distribution Account..................  49
         Section 5.6        Servicer's or Budget's Failure to Make a Deposit or Payment..........................  51
         Section 5.7        Series 2002-1 Distribution Account...................................................  51
         Section 5.8        Draw on Letter of Credit.............................................................  52
         Section 5.9        Draw on the Demand Note..............................................................  53
         Section 5.10       Series 2002-1 Cash Collateral Account................................................  54

ARTICLE 6   AMORTIZATION EVENTS..................................................................................  56

         Section 6.1        Amortization Events..................................................................  56

ARTICLE 7   GENERAL..............................................................................................  58

Exhibit A         Form of Series 2002-1 Note
Exhibit B         List of Approved Manufacturers
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                                       i

         Series 2002-1 Supplement, dated as of August 6, 2002 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and of the Base Indenture referred to below, this "Supplement"), among Team Fleet Financing Corporation, a Delaware corporation ("TFFC" or the "Issuer"), Budget Group, Inc. ("Budget"), a Delaware corporation formerly known as Team Rental Group, Inc. ("Team"), as the Servicer (in such capacity, the "Servicer"), Budget, as the holder of the Budget Interest (in such capacity, the "Budget Interestholder") and Deutsche Bank Trust Company Americas, a banking corporation organized and existing under the laws of the State of New York, as Trustee (the "Trustee") under the Amended and Restated Base Indenture, dated as of December 1, 1996, among TFFC, Team and the Trustee (as amended, supplemented or otherwise modified from time to time, exclusive of Supplements creating a new Series of Notes, the "Base Indenture" and, together with the Series 2002-1 Supplement, the "Indenture").

                              PRELIMINARY STATEMENT

         WHEREAS, the Base Indenture provides, among other things, that TFFC, the Servicer and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes.

              NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DESIGNATION

         (a) There is hereby created a Series of Notes to be issued in one class pursuant to the Base Indenture and this Supplement and such Series of Notes (as defined below) shall be designated generally as the Variable Funding Rental Car Asset Backed Note, Series 2002-1 and is referred to as the "Series 2002-1 Note."

         (b) The proceeds from the sale of and Increases in respect of the Series 2002-1 Note shall be deposited in the Series 2002-1 Collection Account, and such proceeds shall be available to TFFC and used (i) on and after the Series 2002-1 Issuance Date, to finance the acquisition by the Issuer and the Lessees of Financed Vehicles manufactured by certain Eligible Manufacturers and Eligible Receivables and (ii) on and after the Series 2002-1 Issuance Date, to acquire Lessor-Owned Vehicles manufactured by certain Eligible Manufacturers.

         (c) The Series 2002-1 Note is a Segregated Series of Notes (as more fully described in the Base Indenture) and is hereby designated as a "Group IV Series of Notes". Accordingly, the Series 2002-1 Note (and each other Group IV Series of Notes) shall be secured solely by the Group IV Collateral and any other collateral designated as security for the Series 2002-1 Note (and, as applicable, any other Group IV Series of Notes) under this Supplement or any other Supplement and will not be secured by any other collateral. The Issuer may from time to time issue additional Segregated Series of Notes that the related Series Supplements will indicate are entitled to share, together with the Series 2002-1 Note, the Group IV Collateral and any other collateral designated as security for the Group IV Series of Notes under this Supplement or any other related Series Supplement (the Series 2002-1 Note and any such additional Segregated Series, each, a "Group IV Series of Notes" and, collectively, the "Group IV Series of Notes"). Accordingly, all references in this Supplement to "all" Series of Notes, and all references in this Supplement to terms defined in the Base Indenture that contain references to "all" Series of Notes, shall, unless the context otherwise requires, refer solely to all Group IV Series of Notes.

         (d) If, notwithstanding the provisions of clause (c) above, the Series 2002-1 Note is deemed by any court to be secured by collateral other than the Group IV Collateral and any other collateral designated as security for the Series 2002-1 Note (and, as applicable, any other Series of Group IV Notes) under this Supplement or any other Group IV Supplement ("Non-Group IV Collateral"), then the interest of the Series 2002-1 Noteholders in such Non-Group IV Collateral shall be subordinate in all respects to the interest of the Noteholders of the Series (or the Trustee on behalf of the Noteholders of the Series) to which such Non-Group IV Collateral was pledged by the terms of the Indenture. The following shall govern the interpretation and construction of the provisions of this Supplement: (i) this Supplement is intended to constitute a subordination agreement under New York law and for purposes of Section 510(a) of the Bankruptcy Code, (ii) the subordination provided for in this Supplement is intended to and shall be deemed to constitute a "complete subordination" under New York law, and, as such, shall be applicable whether or not the Issuer or any Series 2002-1 Noteholder is a debtor in a case (a "bankruptcy case") under the Bankruptcy Code (or any amended or successor version thereof), (iii)
(A) any reference to the Series 2002-1 Note shall include all obligations of the Issuer now or hereafter existing under each such Series 2002-1 Note, whether for principal, interest, fees, expenses or otherwise, and (B) without limiting the generality of the foregoing, "interest" owing on the Series 2002-1 Note shall expressly include any and all interest accruing after the commencement of any bankruptcy case or other insolvency proceeding where the Issuer is the debtor, notwithstanding any provision or rule of law (including, without limitation, 11 U.S.C. ss.ss. 502, 506(b) (1994) (or any amended or successor version thereof)) that might restrict the rights of any holder of an interest in the Series 2002-1 Note, as against the Issuer or any one else, to collect such interest, (iv) "payments" prohibited under the subordination provisions of this Supplement shall include any distributions of any type, whether cash, other debt instruments, or any equity instruments, regardless of the source thereof, and
(v) the holder of any interest in the Series 2002-1 Note retains such holder's right, under 11 U.S.C. ss. 1126 (1994) (or any amended or successor version thereof), to vote to accept or reject any plan of reorganization proposed for the Issuer, the Group IV Lessees or Budget in any subsequent bankruptcy of the Issuer, the Group IV Lessees or Budget; provided, however, that, regardless of any such vote or of the exercise of any other rights such holder (or its agents) may have under the Bankruptcy Code, and without limiting the generality of the other clauses of this clause (d), any distributions that such holder is to receive on account of such holder's interest in the Series 2002-1 Note under any such plan of reorganization, from the Issuer, the Group IV Lessees or Budget, from any collateral, from any guarantor, or from any other source shall be subordinated in right of payment as set forth herein and shall instead be distributed in the order of priority set forth herein.

                                    ARTICLE 2

                                   DEFINITIONS

         Section 2.1 Incorporation of Schedule 1, etc. All capitalized terms not otherwise defined herein shall have the meaning set forth therefor in Schedule 1 to the Base Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Base Indenture. All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2002-1 Note and not to any other Series of Notes issued by TFFC.

         Section 2.2 Defined Terms. The following words and phrases, unless otherwise defined in the Series 2002-1 Note Purchase Agreement, shall have the following meanings with respect to the Series 2002-1 Note and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

         "Accounts" means the Collection Account, the Group IV Collection Account, the Series 2002-1 Collection Account, the Series 2002-1 Distribution Account, the Series 2002-1 Excess Funding Account and each collection account for each other Group IV Series of Notes and, if established, the Series 2002-1 Cash Collateral Account.

         "Accrued Amounts" means, with respect to any Group IV Series of Notes (or any class of such Series of Notes), on any date of determination, the sum of
(i) accrued and unpaid interest on the Notes of such Series of Notes (or the applicable class thereof), (ii) the portion of the accrued and unpaid Monthly Servicing Fee (and any Supplemental Servicing Fee) allocated to such Series of Notes (or the applicable class thereof) pursuant to the Indenture on such date, and (iii) the product of (A) all other accrued and unpaid fees and expenses of the Issuer on such date, and (B) a fraction, the numerator of which is the Invested Amount of such Series of Notes (or the applicable class thereof) on such date and the denominator of which is the aggregate Invested Amount of all Series of Notes including non-segregated Series of Notes) on such date.

         "Additional Distribution Date" has the meaning specified in Section 5.3(b)(ii).

         "Additional Fees" means, with respect to any Series 2002-1 Interest Period, the aggregate amount of fees, if any, under the Note Purchase Agreement then in effect which have accrued during such Series 2002-1 Interest Period and which are payable by TFFC in respect of the Series 2002-1 Note, in each case solely to the extent such fees are not included in the calculation of the Series 2002-1 Note Rate for any Series 2002-1 Interest Period.

         "Additional Overcollateralization Amount" means, as of any date of determination, an amount equal to (a) the Overcollateralization Portion on such date divided by 85% (or a higher percentage upon Rating Agency Confirmation) minus (b) the Overcollateralization Portion as of such date. Notwithstanding the foregoing, the percentage referred to in clause (a) of the preceding sentence shall be decreased as follows: (x) to 84% if the DB MTN Engagement has not occurred on or before December 31, 2002; (y) to 83.5% on March 1, 2003; and (z) to 82% on April 1, 2003.

         "Advance" has the meaning specified in the Series 2002-1 Note Purchase Agreement.

         "Agent" means Deutsche Bank AG, New York Branch and its permitted successors and/or assigns.

         "Aggregate Asset Amount" means, with respect to the Group IV Series of Notes, for any date of determination, the sum, rounded to the nearest $100,000, of (i) the Aggregate Group IV Type I Repurchase Asset Amount, (ii) the Aggregate Group IV Type II Repurchase Asset Amount, (iii) the Aggregate Group IV Non-Repurchase Vehicle Asset Amount and (iv) cash and Permitted Investments on deposit in the Collection Account and Group IV Collection Account allocable to the Group IV Series of Notes.

         "Aggregate Group IV Non-Repurchase Asset Amount" means, for any date of determination, the sum, rounded to the nearest $100,000, of (i) the lesser of
(a) the Net Book Value of all Group IV Non-Repurchase Vehicles that are Eligible Vehicles leased as of such date under the Group IV Master Lease and (b) the Group IV Non-Repurchase Fleet Market Value for Group IV Vehicles that are Eligible Vehicles leased as of such date under the Group IV Master Lease, plus
(ii) all Auction Receivables due with respect to the disposition of Group IV Non-Repurchase Vehicles as of such date with respect to Group IV Non-Repurchase Vehicles, other than any such amounts which have become Group IV Non-Repurchase Losses, plus (iii) with respect to any Group IV Non-Repurchase Vehicles that have been sold, any accrued and unpaid payments of Monthly Base Rent, Monthly Supplemental Payments and Additional Base Rent under the Group IV Master Lease with respect to such Group IV Non-Repurchase Vehicles (net of amounts set forth in clause (ii) above), other than any such amounts which have become Group IV Non-Repurchase Losses.

         "Aggregate Group IV Type I Repurchase Asset Amount" means, for any date of determination, the sum (without duplication), rounded to the nearest $100,000, of (i) the Net Book Value of all Group IV Type I Repurchase Vehicles that are Eligible Vehicles leased under the Group IV Master Lease as of such date and not turned in to the

Manufacturer thereof pursuant to its Repurchase Program or not otherwise sold for purposes of the Group IV Master Lease under the Related Documents, plus (ii) all amounts receivable as of such date from Manufacturers under Repurchase Programs with respect to Group IV Type I Repurchase Vehicles turned in to such Manufacturers pursuant to any such Repurchase Program or delivered to an authorized auction, pursuant to any Repurchase Program, other than any such amounts which have become Group IV Type I Repurchase Losses, plus (iii) all Auction Receivables due with respect to the disposition of Group IV Type I Repurchase Vehicles as of such date from any Auction Dealer with respect to Group IV Type I Repurchase Vehicles, other than any such amounts which have become Group IV Type I Repurchase Losses, plus (iv) with regard to Group IV Type I Repurchase Vehicles that have been turned in to the Manufacturer or otherwise sold, any accrued and unpaid Monthly Base Rent, Monthly Supplemental Payments and Additional Base Rent under the Group IV Master Lease with respect to such Group IV Type I Repurchase Vehicles (net of amounts set forth in clauses (ii), and (iii) above), other than any such amounts which have become Group IV Type I Repurchase Losses.

         "Aggregate Group IV Type II Repurchase Asset Amount" means, for any date of determination, the sum (without duplication), rounded to the nearest $100,000, of (i) the lesser of (a) the Net Book Value of all Group IV Type II Repurchase Vehicles that are Eligible Vehicles leased as of such date under the Group IV Master Lease and not turned in to the Manufacturer thereof pursuant to its Repurchase Program or not otherwise sold for purposes of the Group IV Master Lease under the Related Documents and (b) the Group IV Type II Repurchase Fleet Market Value for Group IV Vehicles that are Eligible Vehicles leased as of such date under the Group IV Master Lease and not turned in to the Manufacturer thereof pursuant to its Repurchase Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) all amounts receivable as of such date from Manufacturers under Repurchase Programs with respect to Group IV Type II Repurchase Vehicles turned in to such Manufacturers pursuant to any such Repurchase Program or delivered to an authorized auction, pursuant to any Repurchase Program, other than any such amounts which have become Group IV Type II Repurchase Losses, plus (iii) all Auction Receivables due with respect to the disposition of Group IV Type II Repurchase Vehicles as of such date from any Auction Dealer with respect to Group IV Repurchase Vehicles, other than any such amounts which have become Losses, plus (iv) with regard to Group IV Type II Repurchase Vehicles that have been turned in to the Manufacturer or otherwise sold, any accrued and unpaid Base Rent and Monthly Supplemental Payments under the Group IV Master Lease with respect to such Group IV Type II Repurchase Vehicles (net of amounts set forth in clauses (ii), and (iii) above), other than any such amounts which have become Group IV Type II Repurchase Losses.

         "Aggregate Principal Balance" means, for any date of determination, with respect to any Group IV Series of Notes, the aggregate unpaid principal amount of such Group IV Series of Notes as of such date (without giving effect to any reduction thereof ordered by a court in any insolvency or other similar proceeding, including, without limitation, by reason of any cram-down, rejection or other action).

         "Amortization Commencement Date" means the date on which the Series 2002-1 Rapid Amortization Period commences.

         "Asset Amount Deficiency" with respect to the Series 2002-1 Note will occur if, at any time, the Required Asset Amount exceeds the Aggregate Asset Amount.

         "Auction Dealer" means a Manufacturer-approved auction dealer under an Eligible Repurchase Program which is a guaranteed depreciation program.

         "Auction Receivable" means a legal, valid and binding receivable due from an Auction Dealer or, with respect to Non-Repurchase Vehicles, another dealer regularly used by the Servicer to TFFC or a Lessee in respect of Group IV Vehicles sold at an auction conducted by or through or arranged by the Manufacturer pursuant to its Eligible Repurchase Program which is a guaranteed depreciation program or otherwise conducted or arranged in the case of Non-Repurchase Vehicles.

         "Bankruptcy Code" means Bankruptcy Reform Act of 1978, as amended, and as codified as 11 U.S.C. ss.ss. 101 et. seq.

         "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware overseeing the Bankruptcy Proceeding.

         "Bankruptcy Order" means the order of the Bankruptcy Court authorizing Budget and the other Group IV Lessees to enter into the Group IV Master Lease and the other applicable Related Documents with respect to $750,000,000 of permanent postpetition fleet financing by the Issuer, and as to which no stay has been entered and which has not been reversed, modified, vacated or overturned, and which is in form and substance satisfactory to the Agent in its reasonable discretion; provided, however, that prior to the final hearing before the Bankruptcy Court with respect to the foregoing and the entry of a final order in connection therewith, the "Bankruptcy Order" shall mean an interim order of the Bankruptcy Court.

         "Bankruptcy Proceeding" means the bankruptcy case or cases commenced by the voluntary petition for relief under the Bankruptcy Code filed by Budget, each of the Group IV Lessees and various other direct or indirect subsidiaries of Budget with the United States Bankruptcy Court for the District of Delaware.

         "Base Amount" means, as of any date of determination, the sum of the Net Book Values of all Financed Vehicles leased under the Financing Lease as of such date, each such Net Book Value calculated as of the first day contained within both the calendar month in which such date of determination occurs and the Vehicle Term for the related Financed Vehicle, plus all accrued and unpaid Monthly Base Rent thereunder as of such date.

         "Base Indenture" has the meaning set forth in the preamble.

         "BRACC" means Budget Rent A Car Corporation, a Delaware corporation.

         "Budget" has the meaning set forth in the preamble.

         "Budget Interest" means the transferable indirect interest in TFFC's assets held by the Budget Interestholder to the extent relating to the Group IV Collateral, including the right to receive payments with respect to such collateral in respect of the Budget Interest Amount.

         "Budget Interest Amount" means, on any date of determination, the amount, if any, by which the Aggregate Asset Amount at the end of the day immediately prior to such date of determination exceeds the Required Asset Amount at the end of such day.

         "Budget Interest Percentage" means, on any date of determination, when used with respect to Group IV Collections that are Principal Collections, Recoveries, Losses and other amounts, an amount equal to one hundred percent (100%) minus the sum of (i) the invested percentages for all outstanding Group IV Series of Notes including all classes of such Series of Notes and (ii) the available subordinated amount percentages for all Group IV Series of Notes that provide for credit enhancement in the form of overcollateralization, in each case as such percentages are calculated on such date with respect to Group IV Collections that are Principal Collections, Recoveries, Losses and other amounts, as applicable.

         "Budget Interestholder" means Budget, as holder of the Budget Interest, or any permitted successor or assign.

         "Budget Systems" means Budget Rent-A-Car Systems, Inc., a Delaware corporation, and its successors.

         "Cash Liquidity Amount" means, at any time, the amount of funds, if any, set aside by the Issuer in the Series 2002-1 Excess Funding Account as all or a portion of the Series 2002-1 Liquidity Amount at such time.

         "Casualty Payment" has the meaning specified in Section 6 of the Group IV Master Lease.

         "Closing Date" means August 6, 2002.

         "Collateral" means the Group IV Collateral and the Series 2002-1 Collateral.

         "Collections" means Group IV Collections and all other Series 2002-1 Collections.

         "Consolidated Subsidiary" means, at any time, with respect to Budget, any Subsidiary or other entity the accounts of which would be consolidated with those of Budget, in its consolidated financial statements as of such time.

         "Credit Agreement" means the Debtor-in-Possession Credit Agreement, dated as of August 7, 2002, among GECC Capital Markets Group, Inc., as lead arranger, General Electric Capital Corporation, as administrative agent and lender, Budget and certain other direct and indirect subsidiaries of Budget signatories thereto, as borrowers, and certain other lenders signatories thereto, as lenders.

         "Cumulative Disposition Losses" means, with respect to any Determination Date, the product of (a) the aggregate Disposition Losses that have occurred in the Related Months with respect to such Determination Date and all prior Determination Dates in connection with the Series 2002-1 Note and (b) the Series 2002-1 Invested Percentage (determined in accordance with clause (i) of the definition thereof at any time during the Series 2002-1 Revolving Period and determined in accordance with clause (ii) of the definition thereof at any time during the Series 2002-1 Rapid Amortization Period).

         "Cumulative Recoveries" means, with respect to any Determination Date, the product of (a) the aggregate Recoveries that relate to prior Disposition Losses and have occurred in the Related Months with respect to such Determination Date and all prior Determination Dates in connection with the Series 2002-1 Note and (b) the Series 2002-1 Invested Percentage (determined in accordance with clause (i) of the definition thereof at any time during the Series 2002-1 Revolving Period and determined in accordance with clause (ii) of the definition thereof at any time during the Series 2002-1 Rapid Amortization Period).

         "Current Disposition Losses" means, with respect to any Determination Date, the amount, if any, by which the Cumulative Disposition Losses with respect to such Determination Date exceeds the Cumulative Disposition Losses with respect to the immediately preceding Determination Date or, in the case of the first Determination Date, Cumulative Disposition Losses since the Closing Date.

         "Current Recoveries" means, with respect to any Determination Date, the amount, if any, by which the Cumulative Recoveries with respect to such Determination Date exceeds the Cumulative Recoveries with respect to the immediately preceding Determination Date or in the case of the first Determination Date, Cumulative Recoveries since the Closing Date.

          "Daily Interest Amount" means, for any day in a Series 2002-1 Interest Period, an amount equal to (a) the product of (i) the Series 2002-1 Note Rate for such Series 2002-1 Interest Period and (ii) the Aggregate Principal Balance of the Series 2002-1 Note as of the close of business on such date, divided by
(b) 360.

         "DaimlerChrysler" means DaimlerChrysler Corporation.

         "DB MTN Engagement" means the issuance and funding of the Series 2002 MTNs with Deutsche Bank Securities Inc. or an Affiliate of Deutsche Bank Securities Inc. as exclusive structuring agent, placement agent and book-runner in connection therewith.

         "Decrease" means a Voluntary Decrease or a Mandatory Decrease, as applicable.

         "Demand Note" means an intercompany demand note made on or after the Series 2002-1 Issuance Date by Budget in favor of the Issuer with respect to the Series 2002-1 Note.

         "Demand Note Amount" means the aggregate outstanding principal amount of the Demand Note.

         "Deposit Date" has the meaning specified in Section 5.2 of this Supplement.

         "Depreciation Charges" means, for purposes of the Group IV Master Lease
(a) with respect to any Group IV Type I Repurchase Vehicle, the scheduled monthly depreciation charge set forth by the Manufacturer in its Repurchase Program for such Vehicle with respect to such Vehicle and (b) with respect to any Group IV Type II Repurchase Vehicle or Group IV Non-Repurchase Vehicle, the monthly depreciation charge set forth in the related Depreciation Schedule; provided, however, that for purposes of Group IV Type II Repurchase Vehicles and Group IV Non-Repurchase Vehicles, Depreciation Charges shall be a rate that is at least equal to 1.50% per month. If such charge is expressed as a percentage, the Depreciation Charge for such Vehicle shall be such percentage multiplied by the Capitalized Cost for such Vehicle calculated on a daily basis. For any Vehicle not held for a full Related Month in the month of acquisition or disposition, the Depreciation Charge shall be prorated by multiplying the applicable Depreciation Charge by a fraction, the numerator of which is either
(a) in the case of an acquisition, the number of days from the date depreciation commences (in accordance with the applicable Repurchase Program or Depreciation Schedule) with respect to such Vehicle to the first day of the next month or (b) in the case of a disposition, the number of days from the first day of such month to the Turnback Date for such Vehicle and the denominator of which is, in each case, the number of days in such month. For the month in which a Repurchase Vehicle is turned back to the applicable Manufacturer, the Depreciation Charge shall be prorated by multiplying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the first day of such month to the Turnback Date for such Vehicle and the denominator of which is the number of days in such month. In the event a Vehicle is sold to a third party, the Depreciation Charge shall be prorated by multiplying the applicable Depreciation Charge by a fraction, the numerator of which is the number of days from the first day of such month to the date proceeds were received on the sale of such Vehicle and the denominator of which is the number of days in such month.

         "Depreciation Schedule" means, with respect to a Group IV Type II Repurchase Vehicle or a Group IV Non-Repurchase Vehicle, a schedule of estimated monthly depreciation prepared by the Servicer, and revised from time to time in the Servicer's sole discretion.

         "Determination Date" means the second Business Day prior to each Distribution Date.

         "Disposition Date" means, with respect to any Group IV Repurchase Vehicle, (i) if such Group IV Vehicle was sold at auction or returned to a Manufacturer for repurchase, pursuant to the applicable Repurchase Program, the Turnback Date for such Group IV Vehicle, or (ii) if such Group IV Vehicle was sold to any Person (other than to a Manufacturer pursuant to such Manufacturer's Repurchase Program or to a third party through an auction conducted by or through or arranged by the Manufacturer pursuant to its Repurchase Program), the date on which title to the Group IV Repurchase Vehicle was transferred in connection with such sale or other disposition.

         "Disposition Losses" means the aggregate of (i) all Group IV Type I Repurchase Losses defined in clauses (b), (c) and (d) of the definition thereof,
(ii) all Group IV Type II Repurchase Losses defined in clauses (b), (c), (d) and
(e) of the definition thereof and (iii) all Group IV Non-Repurchase Losses defined in clauses (b) and (c) of the definition thereof.

         "Disposition Proceeds" means the net proceeds (other than the Repurchase Price or Guaranteed Payments payable by the related Manufacturer pursuant to an Eligible Repurchase Program) from the sale or disposition of Group IV Vehicles to any Person, whether at auction or otherwise; provided, however, that Disposition Proceeds shall not include Termination Payments.

         "Distribution Date" means, with respect to the Series 2002-1 Note, the 25th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing September 25, 2002.

         "Distributions" means (i) contributions, loans or other distributions made by Budget to a profit sharing or pension plan not made in the ordinary course of the operation of such Plan and (ii) all fees, rents and other compensation or payments paid or made by Budget or its Subsidiaries to any stockholder of Budget except for such fees, rents or other compensation or payments paid or made in exchange for actual services rendered to Budget on an arm's length basis by such stockholder.

         "Eligible Credit Enhancer" means (a) a commercial bank having total assets in excess of $500,000,000, (b) a finance company, insurance company or other financial institution that in the ordinary course of business enters into transactions of a type similar to that entered into by the Initial Letter of Credit Provider under the Credit Agreement and has total assets in excess of $200,000,000, and with respect to which providing a Letter of Credit or becoming an assignee of the obligations of the Letter of Credit Provider would not constitute a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA and (c) any other financial institution, in each case reasonably satisfactory to the Agent, Budget and TFFC having a short-term rating of at least "A-1" or its equivalent by a Rating Agency; provided, however, that any Person who does not have a short-term rating from any Rating Agency shall be deemed to have the required rating set forth above if such Rating Agency confirms in writing that such Person, if its short-term debt obligations were rated, would be assigned such required rating; provided further that, notwithstanding the foregoing, Credit Suisse First Boston shall be deemed to be reasonably satisfactory to the Agent as an Eligible Credit Enhancer for all purposes hereunder.

         "Eligible Manufacturer" means an Eligible Type I Repurchase Manufacturer, Eligible Type II Repurchase Manufacturer or an Eligible Non-Repurchase Manufacturer.

         "Eligible Non-Repurchase Manufacturer" means each Manufacturer listed as such on Exhibit B to this Supplement and each other Manufacturer that has been approved as such by the Required Noteholders and each Enhancement Provider for the Group IV Series of Notes and, if any Group IV Series of Notes is then being rated by one or more Rating Agencies, has been approved by each such Rating Agency or with respect to the addition of which as an Eligible Non-Repurchase Manufacturer there has been obtained Rating Agency Confirmation.

         "Eligible Non-Repurchase Vehicle" means any Non-Repurchase Vehicle, (a) which is owned by TFFC (or is a Texas Vehicle or a Hawaii Vehicle, in either case, titled in TFFC's name) free and clear of all Liens other than Permitted Liens, (b) the Manufacturer of which is an Eligible Non-Repurchase Manufacturer,
(c) which was, at the time of purchase or financing by TFFC, an Eligible Repurchase Vehicle and (d) with respect to which (i) the Trustee is noted as the first lienholder on the Certificate of Title therefor, (ii) such Certificate of Title has been submitted to the appropriate state authorities for such notation or (iii) for which the Lessee has commenced the process to note the lien of the Trustee on such Certificate of Title within the time period specified in the Group IV Master Lease; provided, however, if the actions provided in clauses (i) or (ii) above are not sufficient in any state to cause the Trustee's Lien upon such Group IV Vehicles to be a perfected first Lien, then in order for a Group IV Vehicle titled in such state to be an "Eligible Non-Repurchase Vehicle", such action as is required to cause the Trustee's Lien to be a perfected first Lien shall have been taken by the Servicer.

         "Eligible Receivables" means Auction Receivables and other receivables described, as the case may be, in clause (ii) of the definition of "Aggregate Group IV Non-Repurchase Asset Amount," clauses (ii) and (iii) of the definition of "Aggregate Group IV Type I Repurchase Asset Amount" and clauses (ii) and
(iii) of the definition of "Aggregate Group IV Type II Repurchase Asset Amount."

         "Eligible Repurchase Program" means, at any time, a Repurchase Program (as defined in this Supplement) offered by an Eligible Type I Repurchase Manufacturer or Eligible Type II Repurchase Manufacturer (a) pursuant to which the Repurchase Price (or the price guaranteed to be received at an auction conducted by or within the requirements established by such Manufacturer) is at least equal to the Capitalized Cost of each Group IV Repurchase Vehicle, minus all Depreciation Charges accrued with respect to such Group IV Vehicle prior to the date that the Group IV Vehicle is submitted for repurchase or auction, minus Excess Mileage Charges, minus Excess Damage Charges and minus any other charges specified in such Repurchase Program, (b) that cannot be amended or terminated with respect to any Group IV Vehicle after the purchase of that Group IV Vehicle, and (c) with respect to any Group IV Repurchase Vehicle of such Manufacturer that is leased or proposed to be leased under the Group IV Master Lease, the benefits of which Repurchase Program have been collaterally assigned to the Trustee pursuant to an Assignment Agreement acknowledged in writing by such Manufacturer and applicable to the model year of such Group IV Repurchase Vehicle, and TFFC (and the Trustee on behalf of TFFC) has been provided with an opinion of counsel or officer's certificate reasonably satisfactory to the Trustee that the Trustee and TFFC can enforce the applicable Manufacturer's obligations thereunder; provided, however, that with respect to a Repurchase Program for any model year beginning with 2003 and thereafter, (i) the Agent shall have delivered its written approval thereof to TFFC, which approval shall not be unreasonably withheld, and (ii) if there is a major change to a Repurchase Program during a model year, the Agent shall have delivered its written approval thereof to TFFC, which approval shall not be unreasonably withheld; provided further that disapproval by the Agent of any Repurchase Program for any model year beginning with 2003 or any major change to such a Repurchase Program shall be deemed to be reasonable if the Agent has determined that the leasing of Vehicles subject to such Repurchase Program or Repurchase Program with such change, as the case may be, under the Group IV Master Lease would cause the level of credit enhancement in respect of the Series 2002-1 Note to be insufficient and the Agent has provided TFFC with its calculations supporting such determination.

         "Eligible Repurchase Vehicle" means any Vehicle (a) which at the time of purchase or financing by TFFC is eligible under an Eligible Repurchase Program, (b) which is owned by TFFC or is a Texas Vehicle or Hawaii Vehicle, and
(c) with respect to which (i) TFFC is noted as the owner on the Certificate of Title therefor and (ii) either (x) the Trustee is noted as the first lienholder on the Certificate of Title therefor or (y) the Certificate of Title has been submitted to the appropriate state authorities for such notation as lienholder; provided, however, if the actions provided in clause (i) or (ii) are not sufficient in any state to cause the Trustee's Lien upon such Group IV Vehicle to be a perfected first Lien, then in order for a Group IV Vehicle titled in such state to be an "Eligible Repurchase Vehicle," such action as is required to cause the Trustee's Lien to be a perfected first Lien shall have been taken by the Servicer.

         "Eligible Type I Repurchase Manufacturer" means each Manufacturer listed as such on Exhibit B to this Supplement and any other Manufacturer (a) that has an Eligible Repurchase Program, (b) has a long-term unsecured debt rating of at least "BBB-" from Standard & Poor's and "Baa3" from Moody's, (c) has been approved by each Enhancement Provider, if any, for the Group IV Series of Notes and by the Series 2002-1 Note Purchaser and (d) with respect to which Rating Agency Confirmation (for all Group IV Series of Notes) has been obtained regarding the addition of such Manufacturer as an Eligible Type I Repurchase Manufacturer; provided, however, that upon the occurrence of a Manufacturer Event of Default with respect to such Manufacturer, such Manufacturer shall no longer qualify as an Eligible Type I Repurchase Manufacturer.

         "Eligible Type I Repurchase Vehicle" means an Eligible Repurchase Vehicle manufactured by an Eligible Type I Repurchase Manufacturer.

         "Eligible Type II Repurchase Manufacturer" means each Manufacturer listed as such on Exhibit B to this Supplement and any other Manufacturer (a) that has an Eligible Repurchase Program (without taking into account the requirement in the definition of "Eligible Repurchase Program" that it be offered by an Eligible Type I Repurchase Manufacturer or Eligible Type II Repurchase Manufacturer), (b) has been approved by each Enhancement Provider, if any, for the Group IV Series of Notes and by the Series 2002-1 Note Purchaser and (c) with respect to which Rating Agency Confirmation (for all Group IV Series of Notes) has been obtained regarding the addition of such Manufacturer as an Eligible Type II Repurchase Manufacturer; provided, however, that upon the occurrence of a Manufacturer Event of Default with respect to such Manufacturer, such Manufacturer shall no longer qualify as an Eligible Type II Repurchase Manufacturer.

         "Eligible Type II Repurchase Vehicle" means an Eligible Repurchase Vehicle manufactured by an Eligible Type II Repurchase Manufacturer.

         "Eligible Vehicle" means, as of any date of determination, (a) any Eligible Type I Repurchase Vehicle that is entitled to the benefits of its applicable Repurchase Program as of such date, (b) any Eligible Type II Repurchase Vehicle (i) the Type II Repurchase Vehicle Value of which if added to the Aggregate Group IV Type II Repurchase Asset Amount would not cause such sum to exceed the Maximum Type II Repurchase Vehicle Percentage of the Aggregate Asset Amount as of such date, (ii) the Type II Repurchase Vehicle Value of which if added to the sum of (x) the aggregate Type II Repurchase Vehicle Values of all Eligible Type II Repurchase Vehicles manufactured by the same Manufacturer and leased under the Group IV Master Lease as of such date plus (y) all Eligible Receivables of such Manufacturer included in the Aggregate Group IV Type II Repurchase Asset Amount as of such date, would not cause the portion of the Aggregate Type II Repurchase Asset Amount allocable to Eligible Type II Repurchase Vehicles of such Manufacturer to exceed the Maximum Manufacturer Percentage applicable to such Manufacturer (including any limitation in combination with another Manufacturer), if any, of the Aggregate Asset Amount as of such date, and (iii) that is entitled to the benefits of its applicable Repurchase Program as of such date, (c) any Eligible Non-Repurchase Vehicle (i) the Non-Repurchase Vehicle Value of which if added to the Aggregate Group IV Non-Repurchase Asset Amount would not cause such sum to exceed the Maximum Non-Repurchase Vehicle Percentage of the Aggregate Asset Amount as of such date and (ii) the Non-Repurchase Vehicle Value of which if added to the sum of (x) the aggregate Non-Repurchase Vehicle Values of all Eligible Non-Repurchase Vehicles manufactured by the same Manufacturer and leased under the Group IV Master Lease as of such date plus (y) all Eligible Receivables of such Manufacturer included in the Aggregate Group IV Non-Repurchase Asset Amount as of such date, would not cause the portion of the Aggregate Group IV Non-Repurchase Asset Amount allocable to Eligible Non-Repurchase Vehicles of such Manufacturer to exceed the Maximum Manufacturer Percentage applicable to such Manufacturer (including any limitation in combination with another Manufacturer), if any, of the Aggregate Asset Amount as of such date; provided, however, that any Financed Vehicle satisfying the conditions set forth in the preceding clauses (a), (b) or (c), as applicable, shall nevertheless not be deemed an "Eligible Vehicle" if the Net Book Value thereof, if such Financed Vehicle is an Eligible Type I Repurchase Vehicle, or the Type II Repurchase Vehicle Value thereof, if such Financed Vehicle is an Eligible Type II Repurchase Vehicle, or the Non-Repurchase Vehicle Value thereof, if such Financed Vehicle is an Eligible Non-Repurchase Vehicle, when added to the sum of (1) the aggregate Net Book Values of all Group IV Type I Repurchase Vehicles that are Financed Vehicles as of such date plus (2) the aggregate Type II Repurchase Vehicle Values of all Group IV Type II Repurchase Vehicles that are Financed Vehicles as of such date plus (3) the aggregate Non-Repurchase Vehicle Values of all Group IV Non-Repurchase Vehicles that are Financed Vehicles as of such date plus (4) all Eligible Receivables related to Financed Vehicles included in the Aggregate Asset Amount as of such date, would cause such sum to exceed the Maximum Financed Vehicle Percentage of the Aggregate Asset Amount as of such date.

         "Enhancement Pro Rata Share" means, as of any date of determination, with respect to amounts drawn under each Letter of Credit or withdrawn from the Series 2002-1 Cash Collateral Account, the percentage equivalent of a fraction, the numerator of which is the amount available to be drawn under such Letter of Credit or withdrawn from the Series 2002-1 Cash Collateral Account (excluding any earnings on investments of amounts on deposit therein to the extent such earnings are excluded for purposes of determining availability of funds or balances in the Series 2002-1 Cash Collateral Account pursuant to Section 5.10(b)(ii) of this Supplement), as applicable, on such date and the denominator of which is the Series 2002-1 Letter of Credit Amount on such date; provided, that only for purposes of calculating the Enhancement Pro Rata Share with respect to any Letter of Credit Provider as of any date, if such Letter of Credit Provider has not complied with its obligation to pay the Trustee the amount of any draw under its Letter of Credit made prior to such date, the available amount under such Letter of Credit Provider's Letter of Credit as of such date shall be treated as reduced (for calculation purposes only) by the amount of such unpaid demand and shall not be reinstated for purposes of such calculation unless and until the date as of which such Letter of Credit Provider has paid such amount to the Trustee and been reimbursed by Budget or a Lessee or otherwise on behalf of Budget or a Lessee for such amount (provided that the foregoing calculation shall not in any manner reduce the actual liability of such Letter of Credit Provider in respect of any failure to pay any demand under its Letter of Credit).

         "Excess Amounts" has the meaning specified in Section 5.2(d)(v) of this Supplement.

         "Excluded Payments" means the following amounts payable to TFFC or a Lessee pursuant to the Repurchase Programs: (i) all incentive payments payable to TFFC or a Lessee to purchase Group IV Vehicles under the Repurchase Programs,
(ii) all amounts payable to TFFC or a Lessee as compensation for the preparation by TFFC or a Lessee of newly delivered Group IV Vehicles under the Repurchase Programs and (iii) all amounts payable to TFFC or a Lessee in reimbursement for warranty work performed by TFFC or a Lessee on the Group IV Vehicles under the Repurchase Programs.

         "Financing Lease" has the meaning specified in Annex B to the Group IV Master Lease.

         "Financed Vehicle" means a Group IV Vehicle that is a Texas Vehicle or Hawaii Vehicle financed by TFFC on or after the Lease Commencement Date under the Financing Lease.

         "Ford" means Ford Motor Company.

         "Group IV Collateral" has the meaning specified in Section 3.1(a) of this Supplement.

         "Group IV Collection Account" has the meaning specified in Section 5.1(a) of this Supplement.

         "Group IV Collections" means (a) all payments made under the Group IV Master Lease, (b) all Disposition Proceeds, Repurchase Prices and Guaranteed Payments in respect of Group IV Vehicles, (c) any insurance proceeds or other payments with respect to the Group IV Vehicles and (d) all amounts earned on Permitted Investments allocable to or arising out of investments of funds on deposit in the Group IV Collection Account; provided that, in the case of amounts in clauses (b) and (c), such amounts shall be allocated to the Group IV Vehicles in accordance with the terms hereof and the Servicer's normal practices and procedures for determining and allocating vehicle proceeds.

         "Group IV Interest Collections" means on any date of determination (a) the aggregate amount of Group IV Collections in the Group IV Collection Account which represent (i) Monthly Variable Rent, Monthly Finance Rent or Monthly Supplemental Rent accrued under the Group IV Master Lease, or (ii) any amounts earned on Permitted Investments in the Collection Account and the Group IV Collection Account which constitute Group IV Collateral, and (b) amounts earned on Permitted Investments in the Group IV Collection Account (or any subaccount thereof), which, in the case of clauses (a)(ii) and (b) above, are available for distribution on such date.

         "Group IV Invested Amount" means, as of any date of determination, an amount equal to the aggregate of the Invested Amounts of all Group IV Series of Notes.

         "Group IV Lessees" means Budget Systems and NYRAC and each other Person, if any, that becomes a "Lessee" under the Group IV Master Lease from time to time, and the respective successors and assigns of any of the foregoing.

         "Group IV Master Lease" means the Second Amended and Restated Master Motor Vehicle Lease Agreement, Group IV, as amended and restated as of August 6, 2002 among TFFC, as lessor, Budget Systems, NYRAC and certain other subsidiaries and affiliates of Budget that are permitted pursuant to the Bankruptcy Order and are approved by the Series 2002-1 Note Purchaser (which approval shall not be unreasonably withheld), as lessees, and Budget, as guarantor, as amended, supplemented or otherwise modified from time to time.

         "Group IV Noteholder" means a Person in whose name a Note of any Group IV Series of Notes is registered in the Note Register.

         "Group IV Non-Repurchase Fleet Market Value" means, as of any date of determination, with respect to Group IV Non-Repurchase Vehicles, the sum as of such date of the respective Fair Market Values of all Group IV Non-Repurchase Vehicles.

         "Group IV Non-Repurchase Losses" means, with respect to any Related Month, the sum (without duplication) of (a) any payment in respect of Monthly Base Rent, Monthly Supplemental Payments, Additional Base Rent and Termination Payments that becomes due to the Issuer under the Group IV Master Lease in respect of Group IV Non-Repurchase Vehicles that is not paid to the Issuer prior to the expiration of any grace period provided for in the Group IV Master Lease for the making of such payment, but only to the extent that such grace period expires during such Related Month, (b) the excess, if any, of (x) the Net Book Values of all Group IV Non-Repurchase Vehicles which are Lessor-Owned Vehicles sold or disposed of during the Related Month, calculated on the dates of the respective sales or final dispositions thereof, over (y) the aggregate amount of Disposition Proceeds and Termination Payments received during the Related Month in respect thereof by the Issuer or the Trustee (including by deposit into the Group IV Collection Account) and (c) with respect to Group IV Non-Repurchase Vehicles any Auction Receivable in respect of Non-Repurchase Vehicles which is not paid in full within five (5) Business Days after the applicable Turnback Date, but only to the extent that such five (5) Business Day period expires during such Related Month.

         "Group IV Non-Repurchase Percentage" means, on any date of determination, the percentage equivalent of a fraction, the numerator of which will be the Aggregate Group IV Non-Repurchase Asset Amount as of such date and the denominator of which will be the Aggregate Asset Amount as of such date.

         "Group IV Non-Repurchase Recoveries" means, with respect to any Related Month, the sum (without duplication) of all amounts received by the Issuer and the Trustee (including by deposit into the Group IV Collection Account) from any source (other than Enhancement) during such Related Month in respect of Group IV Non-Repurchase Losses, as determined by the Servicer consistent with its methods of tracking and allocating to vehicles and Series, Disposition Proceeds, insurance proceeds and other proceeds of such Group IV Vehicles.

         "Group IV Non-Repurchase Vehicles" means the Eligible Non-Repurchase Vehicles leased under the Group IV Master Lease.

         "Group IV Non-Type I Vehicles" means, as of any date of determination, the Group IV Type II Repurchase Vehicles and Group IV Non-Repurchase Vehicles as of such date.

         "Group IV Non-Type I Percentage" means, as of any date of determination, the sum of (a) the Group IV Non-Repurchase Percentage as of such date and (b) the Group IV Type II Repurchase Percentage as of such date.

         "Group IV Principal Collections" means all Group IV Collections other than Group IV Interest Collections.

         "Group IV Repurchase Vehicle" means an Eligible Repurchase Vehicle leased under the Group IV Master Lease.

         "Group IV Series of Notes" has the meaning specified in Article 1 of this Supplement.

         "Group IV TFFC Agreements" has the meaning specified in Section 3.1(a)(i) of this Supplement.

         "Group IV Type I Repurchase Losses" means, with respect to any Related Month, the sum of (without duplication) (a) the aggregate amount of payments in respect of Monthly Base Rent, Monthly Supplemental Payments and Termination Payments that have become due to the Lessor under the Group IV Master Lease in respect of Group IV Type I Repurchase Vehicles that are not paid to TFFC or the Trustee prior to the expiration of the respective grace periods, if any, provided for in the Group IV Master Lease for the making of such payments, but only if such grace periods, if any, expire (or, with respect to any payment for which there is no grace period, only if such payment is due) during such Related Month, (b) with respect to Group IV Type I Repurchase Vehicles any payment required to be made by a Manufacturer under such Manufacturer's Repurchase Program which is not made within 60 days after the applicable Turnback Date, but only to the extent that such 60 day period expires during such Related Month,
(c) with respect to Group IV Type I Repurchase Vehicles any payment required to be made by an Auction Dealer under a Repurchase Program which is not made within five (5) Business Days after the applicable Turnback Date, but only to the extent that such five (5) Business Day period expires during such Related Month and (d) in the event that a Manufacturer Event of Default occurs with respect to any Manufacturer, all payments that are required to be made (and have not yet been made) by such Manufacturer to the Issuer with respect to Group IV Type I Repurchase Vehicles that are Lessor-Owned Vehicles returned to such Manufacturer or delivered to the authorized auction, as applicable, under such Manufacturer's Repurchase Program, but only to the extent that the grace or other similar period for the determination of such Manufacturer Event of Default expires during such Related Month.

         "Group IV Type I Repurchase Recoveries" means, with respect to any Related Month, the sum of (without duplication) all amounts received during such Related Month by TFFC or the Trustee (including deposits into the Group IV Collection Account) from any source (other than Enhancement) in respect of Group IV Type I Repurchase Losses, as determined by the Servicer consistent with its methods of tracking and allocating to vehicles and Series, Disposition Proceeds, Guaranteed Payments, Repurchase Prices, insurance proceeds and other proceeds of such Group IV Vehicles.

         "Group IV Type I Repurchase Vehicle" means an Eligible Type I Repurchase Vehicle leased under the Group IV Lease.

         "Group IV Type I Repurchase Percentage" means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Aggregate Group IV Type I Repurchase Asset Amount as of such date and the denominator of which is the Aggregate Asset Amount as of such date.

         "Group IV Type II Repurchase Fleet Market Value" means, as of any date of determination, with respect to Group IV Type II Repurchase Vehicles, the sum as of such date of the respective Fair Market Values (determined as if such Group IV Type II Repurchase Vehicles were Non-Repurchase Vehicles) of all such Group IV Type II Repurchase Vehicles.

         "Group IV Type II Repurchase Losses" means, with respect to any Related Month, the sum of (without duplication) (a) the aggregate amount of payments in respect of Monthly Base Rent, Monthly Supplemental Payments and Termination Payments that have become due to the Lessor under the Group IV Master Lease in respect of Group IV Type II Repurchase Vehicles that are not paid to TFFC or the Trustee prior to the expiration of the respective grace periods, if any, provided for in the Group IV Master Lease for the making of such payments, but only if such grace periods, if any, expire (or, with respect to any payment for which there is no grace period, only if such payment is due) during such Related Month, (b) the excess, if any, of (x) the Net Book Values of all Group IV Type II Repurchase Vehicles which are Lessor-Owned Vehicles sold or disposed of during the Related Month, calculated on the dates of the respective sales or final dispositions thereof, over (y) the aggregate amount of Disposition Proceeds and Termination Payments received during the Related Month in respect thereof by the Issuer or the Trustee (including by deposit into the Group IV Collection Account), (c) with respect to Group IV Type II Repurchase Vehicles any payment required to be made by a Manufacturer under such Manufacturer's Repurchase Program which is not made within 45 days after the applicable Turnback Date, but only to the extent that such 45 day period expires during such Related Month, (d) with respect to Group IV Type II Repurchase Vehicles any payment required to be made by an Auction Dealer under a Repurchase Program which is not made within five (5) Business Days after the applicable Turnback Date, but only to the extent that such five (5) Business Day period expires during such Related Month and (e) in the event that a Manufacturer Event of Default occurs with respect to any Manufacturer, all payments that are required to be made (and have not yet been made) by such Manufacturer to the Issuer with respect to Group IV Type II Repurchase Vehicles that are Lessor-Owned Vehicles returned to such Manufacturer under such Manufacturer's Repurchase Program, but only to the extent that the grace or other similar period for the determination of such Manufacturer Event of Default expires during such Related Month.

         "Group IV Type II Repurchase Percentage" means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Aggregate Group IV Type II Repurchase Asset Amount as of such date and the denominator of which is the Aggregate Asset Amount as of such date.

         "Group IV Type II Repurchase Recoveries" means, with respect to any Related Month, the sum of (without duplication) all amounts received during such Related Month by TFFC or the Trustee (including deposits into the Group IV Collection Account) from any source (other than Enhancement) in respect of Series Group IV Type II Repurchase Losses, as determined by the Servicer consistent with its methods of tracking and allocating to vehicles and Series, Disposition Proceeds, Guaranteed Payments, Repurchase Prices, insurance proceeds and other proceeds of such Group IV Vehicles.

         "Group IV Type II Repurchase Vehicle" means an Eligible Type II Repurchase Vehicle leased under the Group IV Lease.

         "Group IV Vehicles" means the Vehicles leased under the Group IV Master Lease.

         "Hawaii Vehicle" means a Group IV Vehicle financed by TFFC on or after the Lease Commencement Date for lease under Annex B of the Group IV Master Lease in the State of Hawaii; provided, however, that, on any date after the Series 2002-1 Closing Date, the Group IV Vehicles leased under the Group IV Master Lease for use in the State of Hawaii under Annex B of the Group IV Lease may be converted by TFFC and the Group IV Lessees to a lease under Annex A of the Group IV Master Lease upon (i) written notice to the Trustee specifying the date of such transfer, (ii) the execution of appropriate documentation evidencing the sale of such vehicles to TFFC and (iii) the appropriate adjustment of future rent in respect of such vehicles under the Group IV Master Lease, and on and after such specified date, such Vehicles shall no longer be referred to as "Hawaii Vehicles" for the purposes of this Supplement and the other Related Documents.

         "Hyundai" means Hyundai Motors America.

         "Increase" has the meaning specified in Section 4.2(a) of this Supplement.

         "Increase Date" means the date on which an Increase occurs.

         "Initial Invested Amount" means the aggregate initial principal amount of the Series 2002-1 Note, which is $0.

         "Initial Letter of Credit Provider" means General Electric Capital Corporation.

         "Interest Reset Date" means the first day of the applicable Series 2002-1 Interest Period.

         "Invested Amount" means, with respect to each Series of Notes, the amount specified in the applicable supplement as the Invested Amount of such Series.

         "Late Return Payment" has the meaning specified in Section 12 of the Group IV Master Lease.

         "Lease Collateral" has the meaning specified in Section 2(b) of the Group IV Master Lease.

         "Lease Commencement Date" has the meaning specified in the Group IV Master Lease.

         "Lease Expiration Date" has the meaning specified in Section 3.4 of the Group IV Master Lease.

         "Lease Event of Default" has the meaning specified in Section 17.1 of the Group IV Master Lease.

          "Lessee Partial Wind-Down" has the meaning specified in Section 19 of the Group IV Master Lease.

         "Lessor-Owned Vehicle" means any Eligible Repurchase Vehicle or Eligible Non-Repurchase Vehicle other than a Financed Vehicle, that is acquired by TFFC and leased by TFFC to any of the Lessees under Annex A to the Group IV Master Lease.

         "Letter of Credit" means each irrevocable letter of credit, in form and substance satisfactory to the Agent in its reasonable discretion, issued by an Eligible Credit Enhancer for the benefit of the Trustee to provide support for the Group IV Lessees' payment obligations under the Group IV Master Lease and for the obligations of Budget under the Demand Note.

         "Letter of Credit Provider" means the Initial Letter of Credit Provider and any permitted successors or assigns that is an Eligible Credit Enhancer or any other Eligible Credit Enhancer substituted therefor or that otherwise issues a Letter of Credit in accordance with the provisions of the Indenture and is approved by the Agent, which approval shall not be unreasonably withheld.

         "Losses" means, as of any date, the sum of all (a) the Group Type I Repurchase Losses, (b) the Group IV Type II Repurchase Losses and (c) the Group IV Non-Repurchase Losses.

         "Mandatory Decrease" has the meaning specified in Section 4.3(a).

         "Manufacturer Event of Default" has the meaning specified in Section 18 of the Group IV Master Lease.

         "Manufacturer Receivable" means an amount due from a Manufacturer under a Repurchase Program in respect of or in connection with a Group IV Repurchase Vehicle being turned back to such Manufacturer.

         "Market Value Adjustment Percentage" means, with respect to Group IV Non-Type I Vehicles, as of any Determination Date following the Series 2002-1 Issuance Date, the lower of (i) the lowest Measurement Month Average with respect to Group IV Non-Type I Vehicles of any full Measurement Month within the preceding 12 calendar months and (ii) a fraction expressed as a percentage, the numerator of which equals the average of the aggregate Fair Market Value (calculated, in the case of Group IV Type II Repurchase Vehicles, as if such Group IV Type II Repurchase Vehicles were Non-Repurchase Vehicles) of Group IV Non-Type I Vehicles leased under the Group IV Lease calculated as of the last day of the Related Month and as of the last day of the two Related Months precedent thereto and the denominator of which equals the average of the aggregate Net Book Values of such Group IV Non-Type I Vehicles calculated as of each such date.

         "Master Lease Advance" has the meaning specified in Section 2.1(a) of the Group IV Master Lease.

         "Maximum Financed Vehicle Percentage" means, with respect to Group IV Vehicles, eight percent (8%) or such higher percentage upon receipt by the Issuer of Rating Agency Confirmation with respect to such higher percentage.

         "Maximum Lease Commitment" means, on any date of determination, the sum of (i) the Series 2002-1 Maximum Invested Amount on such date, plus (ii) the Series 2002-1 Available Subordinated Amount on such date, plus (iii) the aggregate Net Book Values of all Group IV Vehicles leased under the Group IV Master Lease as of such date which were acquired, financed, or refinanced with funds other than proceeds of the Series 2002-1 Note or the Series 2002-1 Available Subordinated Amount, plus (iv) any amounts held in the Series 2002-1 Excess Funding Account that TFFC commits on or prior to such date to invest in new Group IV Vehicles (as evidenced by an Officer's Certificate of TFFC) in accordance with the terms of the Group IV Master Lease and the Indenture.

         "Maximum Manufacturer Percentage" means, with respect to any Eligible Type I Repurchase Manufacturer or Eligible Type II Repurchase Manufacturer, the percentage amount, if any, set forth on Exhibit B to this Supplement specified for each Eligible Type I Repurchase Manufacturer or Eligible Type II Repurchase Manufacturer with respect to Group IV Type I Repurchase Vehicles and Group IV Type II Repurchase Vehicles and Eligible Receivables related thereto from such Manufacturers, as applicable, which percentage amount represents the maximum percentage of Group IV Type I Repurchase Vehicles and Group Type II Repurchase Vehicles which are Eligible Vehicles permitted under the Group IV Master Lease to be Group IV Type I Repurchase Vehicles or Group

IV Type II Repurchase Vehicles, as the case may be, manufactured by such Manufacturer; provided that such percentages may be increased from time to time solely upon receipt by the Issuer of Rating Agency Confirmation with respect to such higher percentage.

         "Maximum Non-Repurchase Vehicle Percentage" means, with respect to the Series 2002-1 Note, 3%.

         "Maximum Term" means, with respect to any Group IV Type I Repurchase Vehicle, the Type I Maximum Term, with respect to any Group IV Type II Repurchase Vehicle, the Type II Maximum Term and with respect to any Group IV Non-Repurchase Repurchase Vehicle, the Non-Repurchase Maximum Term.

         "Maximum Type II Repurchase Vehicle Percentage" means, with respect to the Series 2002-1 Note, 20%.

         "Measurement Month" with respect to any date, means, with respect to Group IV Non-Type I Vehicles, each calendar month, or the smallest number of consecutive calendar months, preceding such date in which (a) at least 250 Group IV Non-Type I Vehicles were sold (whether at auction, in connection with Repurchase Programs, or through other channels at market prices) and (b) at least one-twelfth of the aggregate Net Book Value of the Group IV Non-Type I Vehicles as of the last day of such calendar month or consecutive calendar months were sold (whether at auction, in connection with Repurchase Programs, or through other channels at market prices); provided, however, that no calendar month included in a Measurement Month for Group IV Non-Type I Vehicles shall be included in any other Measurement Month for such Group IV Non-Type I Vehicles.

         "Measurement Month Average" means, in the case of Group IV Non-Type I Vehicles, with respect to any Measurement Month, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds in respect of all Group IV Non-Type I Vehicles sold (whether at auction, in connection with Repurchase Programs, or otherwise) during such Measurement Month and the denominator of which is the aggregate Net Book Value of such Vehicles on the dates of their respective sales.

         "Minimum Liquidity Amount" means, (a) as of any date of determination prior to the Amortization Commencement Date, an amount equal to 4.75% of the Series 2002-1 Invested Amount as of such date and (b) on or after the Amortization Commencement Date, zero.

         "Minimum Term" means, with respect to any Group IV Type I Repurchase Vehicle, the Type I Minimum Term and, with respect to any Group IV Type II Repurchase Vehicle, the Type II Minimum Term.

          "Monthly Base Rent" has the meaning specified in Section 9(a) of Annex A and in 6(a) of Annex B to the Group IV Master Lease.

         "Monthly Finance Rent" has the meaning specified in Section 6(a) of Annex B to the Group IV Master Lease.

         "Monthly Principal Allocation" has the meaning specified in Section 5.5(a).

         "Monthly Supplemental Payment" has the meaning specified in Section 6(b) of Annex B to the Group IV Master Lease.

         "Monthly Supplemental Rent" has the meaning specified in Section 4.3 to the Group IV Master Lease.

         "Monthly Variable Rent" has the meaning specified in Section 9(a) of Annex A to the Group IV Master Lease.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Book Value" means, with respect to any Group IV Vehicle being leased under the Group IV Master Lease (a) as of any date of determination during the period from the Vehicle Lease Commencement Date for such Group IV Vehicle to but excluding the Determination Date with respect to the Related Month in which such Vehicle Lease Commencement Date occurs (such Determination Date, the "Initial Determination Date" for such Group IV Vehicle), the Capitalized Cost of such Group IV Vehicle, (b) as of the Initial Determination Date for such Group IV Vehicle, (i) the Capitalized Cost for such Group IV Vehicle minus (ii) the aggregate Depreciation Charges accrued with respect to such Group IV Vehicle through the last day of the Related Month in which the Vehicle Lease Commencement Date for such Group IV Vehicle occurred, or (c) as of any Determination Date after the Initial Determination Date, (i) the Net Book Value of such Group IV Vehicle as calculated on the immediately preceding Determination Date minus (ii) the aggregate Depreciation Charges accrued with respect to such Group IV Vehicle during the Related Month (through the last day thereof). After the Initial Determination Date, on any day which is not a Determination Date, the Net Book Value of a Group IV Vehicle shall be the Net Book Value calculated for such Group IV Vehicle on the most recent Determination Date.

         "Net Disposition Losses" means, with respect to any Determination Date, the amount, if any, by which the Current Disposition Losses with respect to such Determination Date exceeds the Current Recoveries with respect to such Determination Date.

         "Nissan" means Nissan Motors Corporation in the U.S.A., Inc.

         "Non-Repurchase Maximum Term" has the meaning set forth in Section 3.3 of the Group IV Master Lease.

         "Non-Repurchase Vehicle Value" means, with respect to any Group IV Non-Repurchase Vehicle, the lesser of (a) the Net Book Value of such Group IV Non-Repurchase Vehicle and (b) the Fair Market Value (as defined in the Base Indenture) of such Group IV Non-Repurchase Vehicle.

         "Non-Repurchase Vehicle" means, with respect to the Series 2002-1 Note, a Vehicle which is not subject to an Eligible Repurchase Program at the time of its leasing under the Group IV Master Lease.

         "Note Interest Shortfall" with respect to the Series 2002-1 Note, has the meaning specified in Section 5.4.

         "NYRAC" means NYRAC, Inc., a New York corporation and its successors.

         "Officer's Certificate" with respect to the Series 2002-1 Note, means a certificate signed by an Authorized Officer of TFFC, Budget or a Lessee, as the case may be.

         "Operating Lease" has the meaning specified in Annex A to the Group IV Master Lease.

         "Overcollateralization Portion" means, as of any date of determination, an amount equal to the amount determined pursuant to clause (a) of the definition of Series 2002-1 Minimum Credit Support Amount minus the Series 2002-1 Letter of Credit Amount as of such date.

         "Permitted Investments" means negotiable instruments or securities maturing on or before the related Distribution Date represented by instruments in bearer or registered or in book entry form which evidence (i) obligations the full and timely payment of which is to be made by or is fully guaranteed by the United States of America; (ii) demand deposits, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or State banking or depositary institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1 and from Moody's of at least P-1, in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor's not lower than AA or from Moody's not lower than Aa3, in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of at least A-1 and from Moody's of at least P-1; (iv) demand deposits or time deposits which are fully insured by the Federal Deposit Insurance Corporation;
(v) bankers, acceptances issued by any depositary institution or trust company described in clause (ii) above; (vi) investments in money market funds rated AAm or AAmG by Standard & Poor's or otherwise approved in writing by Standard & Poor's and a comparable rating from Moody's or otherwise approved in writing by Moody's; (vii) Eurodollar time deposits having a credit rating from Standard & Poor's of at least A-1 and from Moody's of P-1; (viii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vii) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of at least A-1 by Standard & Poor's and P-1 by Moody's; and (ix) any other instruments or securities approved in writing by the Required Noteholders or, if any Group IV Series of Notes is then being rated by one or more Rating Agencies, with respect to which the Rating Agencies confirm in writing that such investment in such instruments or securities will not adversely affect any ratings with respect to any Group IV Series of Notes.

         "Permitted Liens" has the meaning specified in Section 30.3 of the Group IV Master Lease.

         "Principal Shortfall" has the meaning specified in Section 5.5(a) of this Supplement.

         "Pro Rata Share" means, with respect to a Lessee, the ratio (expressed as a percentage) of (i) the aggregate Net Book Value of Group IV Vehicles leased by such Lessee divided by (ii) the aggregate Net Book Value of all Group IV Vehicles leased under the Group IV Master Lease.

         "Rating Agencies" means, each nationally-recognized rating agency then currently requested to rate the Series 2002-1 Note or, as the context requires, any Group IV Series of Notes or class thereof.

         "Rating Agency Confirmation" means, with respect to the Series 2002-1 Note, written confirmation by (i) the Series 2002-1 Note Purchaser that it has consented to the proposed action, amendment, waiver or modification, which consent shall not be unreasonably withheld and (ii) each Rating Agency then rating the Series 2002-1 Note, if any, that the proposed action, amendment, waiver or modification will not result in the reduction or withdrawal of its rating of the Series 2002-1 Note.

         "Recoveries" means, for any Related Month, the sum of (a) the Group IV Type I Repurchase Recoveries, (b) the Group IV Type II Repurchase Recoveries and
(c) the Group IV Non-Repurchase Recoveries, in each case, with respect to such Related Month.

         "Refinanced Vehicles" has the meaning specified in Section 2.1(b) of the Group IV Master Lease.

         "Refinancing Schedule" has the meaning set forth in Section 2.1(b) of the Group IV Master Lease.

         "Reinstatement Pro Rata Share" means, with respect to amounts to be reimbursed to each Letter of Credit Provider or re-deposited into the Series 2002-1 Cash Collateral Account, the percentage equivalent of a fraction, the numerator of which is the current unreimbursed amount drawn under such Letter of Credit or withdrawn from the Series 2002-1 Cash Collateral Account, as applicable, on such date and the denominator of which is the sum of (i) the aggregate outstanding unreimbursed drawings under the Letters of Credit on such date and (ii) the aggregate outstanding drawings from the Series 2002-1 Cash Collateral Account on such date; provided that, for purposes of this (and only this) definition, if any Letter of Credit is drawn pursuant to Section 5.10(b)(i), then the outstanding unreimbursed drawings under such Letter of Credit shall be deemed to be $0.

         "Related Documents" means the Indenture, the Series 2002-1 Note, the Assignment Agreements, the Group IV Master Lease the Series 2002-1 Note Purchase Agreement, the Demand Note and the Letters of Credit.

         "Rent" has the meaning specified in Section 9(a) of Annex A and in
Section 6(a) of Annex B to the Group IV Master Lease.

         "Repurchase Price Interest" has the meaning specified in Section 11.4 of the Group IV Master Lease.

         "Repurchase Program" means a program pursuant to which a Manufacturer has agreed with a Lessee, Budget or TFFC to repurchase or guarantee the auction sale price of Group IV Vehicles manufactured by it or one of its Affiliates during a specified time period.

         "Repurchase Program Payment Due Date" means, with respect to any payment due from a Manufacturer or auction dealer in respect of a Group IV Repurchase Vehicle disposed of pursuant to the terms of the related Repurchase Program, the thirtieth (30th) day after the Disposition Date for such Group IV Vehicle.

         "Required Asset Amount" at any time equals the sum of (a) the Aggregate Principal Balance of all Group IV Series of Notes at such time and (b) an amount equal to the excess of (i) the aggregate of the minimum credit support amounts for all Group IV Series of Notes at such time over (ii) the Letter of Credit Amount for all Group IV Series of Notes at such time.

         "Required Beneficiaries" means the Noteholders holding more than 50% of the aggregate Invested Amount of all outstanding Group IV Series of Notes.

         "Required Letter of Credit Amount" means, with respect to any date of determination, the greater of (i) the Series 2002-1 Minimum Credit Support Amount less the Series 2002-1 Available Subordinated Amount on such date of determination and (ii) the Minimum Liquidity Amount less the Cash Liquidity Amount on such date of determination.

         "Required Noteholders" means Series 2002-1 Noteholders holding more than 50% of the Series 2002-1 Invested Amount and the Series 2002-1 Note Purchaser.

         "Restrictive Action" has the meaning specified in Section 6.1(h) of this Supplement.

         "Secured Parties" has the meaning specified in the Series 2002-1 Note Purchase Agreement.

         "Series 2002-1 Accrued Interest Account" has the meaning specified in
Section 5.1(b) of this Supplement.

         "Series 2002-1 Available Subordinated Amount" means for any date of determination, the excess of (a) the sum of (i) the Series 2002-1 Available Subordinated Amount for the preceding Determination Date (or, in the case of the initial Determination Date, as of the Series 2002-1 Issuance Date), (ii) the Series 2002-1 Available Subordinated Amount Incremental Recoveries for the Related Month, (iii) any amounts on deposit in the Series 2002-1 Excess Funding Account available for allocation to the Series 2002-1 Available Subordinated Amount or to make payments on the Series 2002-1 Note and (iv) any other additional amounts contributed by TFFC or Budget to the Series 2002-1 Collection Account or otherwise for allocation to the Series 2002-1 Available Subordinated Amount since the preceding Determination Date (or, in the case of the first Determination Date, since the Series 2002-1 Issuance Date) pursuant to Section 5.2(d)(iii), over (b) the sum of (i) the Series 2002-1 Available Subordinated Amount Incremental Losses for the Related Month and (ii) any amounts withdrawn from the Series 2002-1 Collection Account and allocated to the Budget Distribution Account; provided, however, that the Series 2002-1 Available Subordinated Amount upon the issuance of the Series 2002-1 Note shall be $0.

         "Series 2002-1 Available Subordinated Amount Incremental Losses" means for any Related Month, the sum of all Losses that became Losses during such Related Month and which were allocated to the Series 2002-1 Available Subordinated Amount pursuant to Section 5.2(c) hereof.

         "Series 2002-1 Available Subordinated Amount Incremental Recoveries" means, for any Related Month, the sum of all Recoveries that became Recoveries during such Related Month and which were allocated to the Series 2002-1 Available Subordinated Amount pursuant to Section 5.2(c) hereof.

         "Series 2002-1 Carrying Charges" means, as of any day, (i) the aggregate of all Trustee fees, servicing fees (other than supplemental servicing fees) and other fees and expenses and indemnity amounts, if any, payable by TFFC or the Servicer under the Indenture, the Series 2002-1 Note Purchase Agreement or the other Related Documents which have accrued with respect to the Series 2002-1 Note during the Related Month or, in the case of such servicing fees and in the case of any commitment fees or other fees and expenses that are calculated in respect of the related Series 2002-1 Interest Period

(however denominated) and arise under the Series 2002-1 Note Purchase Agreement, that have accrued during the related Series 2002-1 Interest Period, plus (ii) without duplication, all amounts payable by the Lessees pursuant to Section 15 of the Group IV Master Lease which have accrued during the Related Month.

         "Series 2002-1 Cash Collateral Account" means the special deposit account established by the Trustee pursuant to Section 5.10(a) hereof for the purpose of depositing amounts drawn under a Letter of Credit or other amounts to be used for credit enhancement as specified in Section 5.10(a) hereof.

         "Series 2002-1 Cash Liquidity Account" has the meaning specified in
Section 5.1(b) of this Supplement.

         "Series 2002-1 Collateral" has the meaning specified in Section 3.1(b) of this Supplement.

         "Series 2002-1 Collection Account" is defined in Section 5.1(a) of this Supplement.

         "Series 2002-1 Collections" means the sum of (a) the Series 2002-1 Invested Percentage of all Group IV Collections constituting Group IV Principal Collections and Recoveries and (b) all Series 2002-1 Interest Collections.

         "Series 2002-1 Credit Support Amount" means, for any date of determination (as calculated by the Servicer), the sum of the Series 2002-1 Available Subordinated Amount on such date and the Series 2002-1 Letter of Credit Amount on such date.

         "Series 2002-1 Credit Support Deficiency" means, with respect to any date of determination, either (a) the amount, if any, by which the Series 2002-1 Minimum Credit Support Amount exceeds the Series 2002-1 Credit Support Amount or
(b) as the context requires, that the Series 2002-1 Minimum Credit Support Amount exceeds the Series 2002-1 Credit Support Amount.

         "Series 2002-1 Distribution Account" has the meaning specified in
Section 5.7(a) of this Supplement.

         "Series 2002-1 Event of Default" means the occurrence and continuation beyond any applicable grace and cure periods set forth therein of an event under
Section 8.1 of the Credit Agreement and such event has resulted in an automatic or declared acceleration of the obligations under the Credit Agreement.

         "Series 2002-1 Excess Funding Account" has the meaning specified in
Section 5.1(b) of this Supplement.

          "Series 2002-1 Interest Allocation" has the meaning specified in
Section 5.2(a)(i) of this Supplement.

         "Series 2002-1 Interest Collections" means on any date of determination, the Series 2002-1 Invested Percentage (as of such date) of the Group IV Interest Collections.

         "Series 2002-1 Interest Period" means a period from and including a Distribution Date to but excluding the next succeeding Distribution Date; provided, however, that the initial Series 2002-1 Interest Period shall be from the Series 2002-1 Issuance Date to but excluding the initial Distribution Date with respect to the Series 2002-1 Note.

         "Series 2002-1 Invested Amount" means, when used with respect to any date, an amount equal to (a) the Initial Invested Amount minus (b) the amount of principal payments made to Series 2002-1 Noteholders and Decreases on or prior to such date minus (c) all Losses allocated to the Series 2002-1 Invested Amount on or prior to such date plus (d) all Recoveries allocated to the Series 2002-1 Invested Amount on or prior to such date plus (e) all Increases on or prior to such date. The Series 2002-1 Invested Amount is the "Invested Amount" of Series 2002-1.

         "Series 2002-1 Invested Percentage" means, on any date of determination:

                  (i) when used with respect to Group IV Principal Collections during the Series 2002-1 Revolving Period and when used with respect to Losses, Recoveries, cash on deposit in the Group IV Collection Account and other amounts at all times, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the sum of
         (x) the Series 2002-1 Invested Amount and (y) the Series 2002-1 Available Subordinated Amount, in each case as of the end of the second preceding Related Month or, until the end of the second Related Month, as of the Series 2002-1 Issuance Date, and the denominator of which shall be the greater of (A) the Aggregate Asset Amount as of the end of the second preceding Related Month or, until the end of the second Related Month, as of the Series 2002-1 Issuance Date, and (B) as of the same date as in clause (A), the sum of the numerators used to determine
         (i) invested percentages for allocations with respect to Principal Collections (for all Group IV Series of Notes including all classes of such Series of Notes) and (ii) available subordinated amount percentages for allocations with respect to Principal Collections (for all Group IV Series of Notes that provide for credit enhancement in the form of overcollateralization); and

                  (ii) when used with respect to Group IV Principal Collections during the Series 2002-1 Rapid Amortization Period, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the sum of (x) the Series 2002-1 Invested Amount and (y) the Series 2002-1 Available Subordinated Amount, in each case as of the end of the Series 2002-1 Revolving Period, and the denominator of which shall be the greater of (A) the Aggregate Asset Amount as of the end of the second preceding Related Month and (B) as of the same date as in clause (A), the sum of the numerators used to determine (i) invested percentages for allocations with respect to Principal Collections (for all Group IV Series of Notes including all classes of such Series of Notes) and (ii) available subordinated amount percentages for allocations with respect to Principal Collections (for all Group IV Series of Notes that provide for credit enhancement in the form of overcollateralization).

                  (iii) when used with respect to Group IV Interest Collections, the percentage equivalent of a fraction the numerator of which shall be the Accrued Amounts with respect to the Series 2002-1 Note on such date of determination and the denominator of which shall be the aggregate Accrued Amounts with respect to the Group IV Series of Notes on such date of determination.

         "Series 2002-1 Investor Monthly Servicing Fee" means, on any Distribution Date, one-twelfth of 1.0% of the Series 2002-1 Invested Amount as of the preceding Distribution Date (or, in the case of the initial Distribution Date, the Series 2002-1 Issuance Date).

         "Series 2002-1 Issuance Date" means August 6, 2002.

         "Series 2002-1 Lease Payment Deficit" means, for any Related Month, an amount equal to (a) the excess, if any, of (i) the aggregate amount of payments required to be made under the Group IV Master Lease with respect to the Related Month, over (ii) the aggregate amount of payments actually made under the Group IV Master Lease during the Related Month times (b) the Series 2002-1 Invested Percentage (determined in accordance with clause (iii) of the definition thereof in the case of Monthly Variable Rent or Monthly Finance Rent, as applicable, and otherwise determined in accordance with clause (i) of the definition thereof at any time during the Series 2002-1 Revolving Period and in accordance with clause
(ii) of the definition thereof at any time during the Series 2002-1 Rapid Amortization Period).

         "Series 2002-1 Letter of Credit Amount" means, as of any date, the sum of (a) the aggregate amount available to be drawn on such date under the outstanding Letters of Credit, in each case as specified therein, and (b) if the Series 2002-1 Cash Collateral Account has been established and funded, the amount on deposit in the Series 2002-1 Cash Collateral Account on such date (excluding any earnings on investments of amounts on deposit therein to the extent such earnings are excluded for purposes of determining availability of funds or balances in the Series 2002-1 Cash Collateral Account pursuant to
Section 5.10(b)(ii) of this Supplement). The Series 2002-1 Letter of Credit Amount is the "Letter of Credit Amount" for the Series 2002-1 Note.

         "Series 2002-1 Letter of Credit Expiration Date" means, with respect to any Letter of Credit, the date such Letter of Credit expires as set forth therein.

         "Series 2002-1 Limited Liquidation Event of Default" means, so long as such event or condition continues, any event or condition of the type specified in Section 6.1 of this Supplement that continues beyond any cure period provided for therein.

         "Series 2002-1 Liquidity Amount" means, as of any date of determination, the sum of (a) the Series 2002-1 Letter of Credit Amount and (b) the Cash Liquidity Amount, in each case, on such date.

         "Series 2002-1 Maximum Invested Amount"  means $750,000,000.

         "Series 2002 MTNs" means the rental car asset backed medium term notes to be issued by TFFC or another Affiliate of Budget in a principal amount of at least $750 million, rated by S&P and Moody's, the proceeds of which will, to the extent necessary, be used to refinance the Series 2002-1 Note.

         "Series 2002-1 Minimum Credit Support Amount" means, with respect to the Series 2002-1 Note on any day, the sum of (a) the Series 2002-1 Minimum Type I Credit Support Amount, plus (b) the Series 2002-1 Minimum Non-Type I Credit Support Amount, plus (c) the Additional Overcollateralization Amount on such day.

         "Series 2002-1 Minimum Non-Type I Credit Support Amount" means, with respect to the Series 2002-1 Note on any day, the product of (x) the Series 2002-1 Minimum Non-Type I Credit Support Percentage times (y) a dollar amount equal to the product of (1) the Aggregate Principal Balance of the Series 2002-1 Note as of such date, minus the aggregate amount of cash and Permitted Investments in the Series 2002-1 Collection Account on such date and (2) the Group IV Non-Type I Percentage as of such date.

         "Series 2002-1 Minimum Non-Type I Credit Support Percentage" means, with respect to any date of determination, the greater of (a) an amount equal to
(i) 100% minus (ii) an amount equal to (x) Market Value Adjustment Percentage as of the most recent Determination Date minus (y) 15%, and (b) 15%. Notwithstanding the foregoing, the percentage referred to in clause (a)(y) and clause (b) of the preceding sentence shall be increased as follows: (x) to 16% if the DB MTN Engagement has not occurred on or before December 31, 2002; (y) to 16.5% on March 1, 2003; and (z) to 18% on April 1, 2003.

         "Series 2002-1 Minimum Type I Credit Support Amount" means, with respect to the Series 2002-1 Note on any day, the product of (x) the Series 2002-1 Minimum Type I Credit Support Percentage times (y) a dollar amount equal to the product of (1) the Aggregate Principal Balance of the Series 2002-1 Note as of such date, minus the aggregate amount of cash and Permitted Investments in the Series 2002-1 Collection Account on such date and (2) the Group IV Type I Repurchase Percentage as of such date.

         "Series 2002-1 Minimum Type I Credit Support Percentage" means 15%. Notwithstanding the foregoing, such percentage shall be increased as follows:
(x) to 16% if the DB MTN Engagement has not occurred on or before December 31, 2002; (y) to 16.5% on March 1, 2003; and (z) to 18% on April 1, 2003.

         "Series 2002-1 Monthly Supplemental Servicing Fee" means, on any Distribution Date, the product of (a) the Supplemental Servicing Fee accrued on such date and (b) a fraction, the numerator of which shall be the Series 2002-1 Invested Amount on such Distribution Date and the denominator of which shall be the sum (without duplication) of (i) the aggregate of the invested amounts for all outstanding Series of Notes (including non-segregated Series) on such Distribution Date plus (ii) the aggregate of all Budget Interest Amounts (including available subordinated amounts, if any) for all outstanding Series of Notes (including non-segregated Series).

         "Series 2002-1 Note" means the Variable Funding Rental Car Asset Backed Note executed by TFFC and authenticated and delivered by or on behalf of the Trustee, substantially in the form of Exhibit A.

         "Series 2002-1 Note Interest" means, with respect to any Distribution Date, the sum of the Daily Interest Amounts for each day in the related Series 2002-1 Interest Period, plus all previously accrued and unpaid Series 2002-1
Note Interest (together with interest on such unpaid amounts, to the extent permitted by law, at the Series 2002-1 Note Rate), plus all accrued Series 2002-1 Carrying Charges due to the Series 2002-1 Noteholders in respect of such Series 2002-1 Interest Period (or any prior Series 2002-1 Interest Period) and unpaid as of such Distribution Date.

         "Series 2002-1 Note Purchase Agreement" means the Series 2002-1 Note Purchase Agreement, dated as of August 6, 2002, among TFFC, as borrower, Budget, as servicer, the Series 2002-1 Note Purchaser and the Agent, as such agreement may be amended, supplemented, amended and restated or otherwise modified from time in accordance with the terms thereof.

         "Series 2002-1 Note Purchaser" has the meaning specified in the Series 2002-1 Note Purchase Agreement.

         "Series 2002-1 Note Rate" means, for any Series 2002-1 Interest Period, the weighted average of the Eurodollar Rates applicable to the portion of the Series 2002-1 Invested Amount comprised of the Eurodollar Tranche and the weighted average of the Base Rates applicable to the portion of the Series 2002-1 Invested Amount comprised of the Base Rate Tranche; provided, however, that the Series 2002-1 Note Rate will in no event be higher than the maximum rate permitted by applicable law. Capitalized terms used in this definition not otherwise defined herein shall have the meanings specified in the Series 2002-1 Note Purchase Agreement.

         "Series 2002-1 Noteholder" means a Person in whose name the Series 2002-1 Note is registered in the Note Register.

         "Series 2002-1 Principal Allocation" shall mean, on any date, the amount allocated to Series 2002-1 Collections pursuant to clause (a) of the definition thereof.

         "Series 2002-1 Rapid Amortization Period" means the period beginning on the earlier of (x) the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2002-1 Note and (y) the Series 2002-1 Termination Date, and ending upon the earlier to occur of (i) the date on which the Series 2002-1
Note is fully paid and (ii) the termination of the Indenture.

         "Series 2002-1 Required Demand Note Amount" means, on any date of determination, four percent (4%) of the Series 2002-1 Invested Amount as of such date.

         "Series 2002-1 Revolving Period" means the period from and including the Series 2002-1 Issuance Date to the commencement of the Series 2002-1 Rapid Amortization Period.

         "Series 2002-1 Termination Date" means the Commitment Termination Date, as defined in the Note Purchase Agreement.

         "Servicer" means Budget Group, Inc. or any successor servicer hereunder.

         "Termination Payments" has the meaning specified in Section 11.3 of the Group IV Master Lease.

         "Termination Value" means, with respect to any Group IV Vehicle, as of any date, an amount equal to (i) the Capitalized Cost of such Group IV Vehicle minus (ii) all Depreciation Charges accrued with respect to such Group IV Vehicle prior to such date.

         "Texas Vehicle" means a Group IV Vehicle financed by TFFC on or after the Lease Commencement Date for lease under Annex B of the Group IV Master Lease in the State of Texas; provided, however, that, on any date after the Closing Date, the Group IV Vehicles leased under the Group IV Lease for use in the State of Texas under Annex B of the Group IV Lease may be converted by TFFC and the Group IV Lessees upon (i) written notice to the Trustee specifying the date of such transfer, (ii) the execution of appropriate documentation evidencing the sale of such vehicles to TFFC and (iii) the appropriate adjustment of future rent in respect of such vehicles under the Group IV Master Lease, and on and after such specified date, such Vehicles shall no longer be referred to as "Texas Vehicles" for the purposes of this Supplement and the other Related Documents.

         "TFFC Agreements" means the collective reference to the documents referred to in clause (i) of the definition of TFFC Agreements in Schedule 1 to the Indenture and the Group IV TFFC Agreements.

         "TFFC Obligations" means all principal and interest, at any time and from time to time, owing by TFFC on the Series 2002-1 Note and all costs, fees and expenses payable by, or obligations of, TFFC under the Indenture and the Related Documents in respect of the Series 2002-1 Note.

         "Toyota" means Toyota Motor Sales, U.S.A., Inc.

         "Turnback Date" means, with respect to any Group IV Repurchase Vehicle, the date on which such Group IV Vehicle is sold at auction or accepted for return by a Manufacturer or its agent pursuant to its Repurchase Program and, in each case, the Depreciation Charges cease to accrue pursuant to its Repurchase Program.

         "Type I Maximum Term" has the meaning set forth in Section 3.1 of the Group IV Master Lease.

         "Type I Minimum Term" has the meaning set forth in Section 3.1 of the Group IV Master Lease.

         "Type II Maximum Term" has the meaning set forth in Section 3.2 of the Group IV Master Lease.

         "Type II Minimum Term" has the meaning set forth in Section 3.3 of the Group IV Master Lease.

         "Type II Repurchase Vehicle Value" means, with respect to any Group IV Type II Repurchase Vehicle, the lesser of (a) the Net Book Value of such Group IV Type II Repurchase Vehicle and (b) the Fair Market Value (as defined in the Base Indenture) of such Group IV Type II Repurchase Vehicle (calculated as if such Group IV Type II Repurchase Vehicle were a Non-Repurchase Vehicle (as defined in the Base Indenture)).

         "Vehicle" means a passenger automobile, van, light truck (including vans) or other type of vehicle approved by each Rating Agency, the Series 2002-1 Note Purchaser and the Letter of Credit Provider purchased or financed by TFFC.

         "Vehicle Lease Commencement Date" has the meaning specified in Section
3.2 of the Group IV Master Lease.

         "Vehicle Purchase Price" has the meaning specified in Paragraph 6 of Annex A to the Group IV Master Lease.

         "Vehicle Term" has the meaning specified in Section 3.1 of the Group IV Master Lease in respect of Group IV Type I Repurchase Vehicles, Section 3.2 of the Group IV Master Lease in respect of Group IV Type II Repurchase Vehicles and
Section 3.3 of the Group IV Master Lease in respect of Group IV Non-Repurchase Vehicles.

         "VFR" with respect to the Group IV Master Lease, is defined in Paragraph 9 of Annex A to the Group IV Master Lease and in Paragraph 6 of Annex B to the Group IV Master Lease.

         "Voluntary Decrease" has the meaning specified in Section 4.3(b).

                                    ARTICLE 3

                           SECURITY; REPORTS; COVENANT

         Section 3.1 Grant of Security Interest.

         (a) To secure the Group IV Series of Notes and the TFFC Obligations, TFFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Group IV Noteholders and the holder of the Budget Interest (the Group IV Noteholders and the holder of the Budget Interest being referred to in this Section 3.1 as the "Secured Parties"), and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in all of TFFC's right, title and interest in and to all of the following assets, property and interests of TFFC (other than as specified below) whether now owned or hereafter acquired or created (all of the foregoing being referred to as the "Group IV Collateral"):

                  (i) the rights of TFFC under the Group IV Master Lease (including rights against any guarantor of obligations of the Lessees thereunder) and any other agreements relating to the Group IV Vehicles to which TFFC is a party other than the Repurchase Programs (collectively, the "Group IV TFFC Agreements"), including, without limitation, all monies due and to become due to TFFC from Budget and the Lessees under or in connection with the Group IV TFFC Agreements, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Group IV TFFC Agreements or otherwise, and all rights, remedies, powers, privileges and claims of TFFC against any other party under or with respect to the Group IV TFFC Agreements (whether arising pursuant to the terms of such Group IV TFFC Agreements or otherwise available to TFFC at law or in equity), including the right to enforce any of the Group IV TFFC Agreements as provided in the Indenture and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Group IV TFFC Agreements or the obligations of any party thereunder;

                  (ii) all Group IV Vehicles owned by TFFC or the Lessees as of the Series 2002-1 Issuance Date and all Group IV Vehicles acquired by TFFC or the Lessees or refinanced by TFFC during the term of the Indenture, and all Certificates of Title with respect to such Group IV Vehicles, (B) all Liens and property from time to time purporting to secure payment of any of the obligations or liabilities of the Lessees or Budget arising under or in connection with the Group IV Master Lease, together with all financing statements filed in favor of, or assigned to, TFFC describing any collateral securing such obligations or liabilities, and (C) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities of the Lessees or Budget pursuant to the Group IV Master Lease;

                  (iii) all right, title and interest of TFFC in, to and under any Repurchase Programs relating to, and all monies due and to become due in respect of, the Group IV Repurchase Vehicles purchased from the Manufacturers under or in connection with the Repurchase Programs whether payable as Group IV Repurchase Vehicle repurchase prices or guaranteed payments, auction sale prices, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Repurchase Programs or otherwise;

                  (iv) (A) the Group IV Collection Account, (B) all funds on deposit therein or in the Collection Account allocable to Group IV Vehicles from time to time, (C) all certificates and instruments, if any, representing or evidencing any or all of the Collection Account and the Group IV Collection Account or the funds on deposit therein allocable to Group IV Vehicles from time to time, and (D) all Permitted Investments made at any time and from time to time with the moneys allocable to Group IV Vehicles in the Collection Account or the Group IV Collection Account (including in each case income thereon), including, without limitation, any and all accounts, certificates, instruments and investments constituting "investment property" as defined in the UCC as in effect from time to time in the State of New York; and

                  (v) all proceeds of any and all of the foregoing including, without limitation, payments under insurance (whether or not-the Trustee is the loss payee thereof) and cash, but not including (for the avoidance of doubt) payments under consumer rental agreements;

provided, however, the Group IV Collateral shall not include (x) any Excluded Payments or (y) the Budget Distribution Account, any funds on deposit therein from time to time, any certificates or instruments, if any, representing or evidencing any or all of the Budget Distribution Account or the funds on deposit therein from time to time, or any Permitted Investments made at any time and from time to time with the moneys in the Budget Distribution Account (including the income thereon).

         (b) To further secure the TFFC Obligations with respect to the Series 2002-1 Note (but not any other Series of Notes), TFFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee for the benefit of the Series 2002-1 Noteholders (but not any other Series of Notes), and hereby grants to the Trustee for the benefit of the Series 2002-1 Noteholders, a security interest in all of TFFC's right, title and interest in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created (all of the foregoing being referred to as the "Series 2002-1 Collateral"):

                  (i) the Series 2002-1 Collection Account and the Series 2002-1 Distribution Account;

                  (ii) all funds on deposit in the Series 2002-1 Collection Account and the Series 2002-1 Distribution Account from time to time;

                  (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2002-1 Collection Account and the Series 2002-1 Distribution Account or the funds on deposit therein from time to time;

                  (iv) all Permitted Investments made at any time and from time to time with moneys in the Series 2002-1 Collection Account or the Series 2002-1 Distribution Account;

                  (v)      the Letters of Credit

                  (vi)     the Demand Note;

                  (vii) (A) the Series 2002-1 Cash Collateral Account; (B) all funds on deposit therein from time to time; (C) all certificates and instruments, if any, representing or evidencing any or all of the Series 2002-1 Cash Collateral Account or the funds on deposit therein from time to time; and (D) all investments made at any time and from time to time with moneys in the Series 2002-1 Cash Collateral Account; and

                  (viii) all proceeds of any and all of the foregoing, including, without limitation, cash.

         (c) The Trustee, on behalf of the Group IV Noteholders or the Series 2002-1 Noteholders, as applicable, acknowledges the foregoing grant, accepts the trusts under this Supplement in accordance with the provisions of the Indenture and this Supplement and agrees to perform its duties required in this Supplement to the best of its abilities to the end that the interests of the Series 2002-1 Noteholders or, as applicable, the Group IV Noteholders may be adequately and effectively protected. The Group IV Collateral shall secure the Notes included in the Group IV Series of Notes. The Series 2002-1 Collateral shall secure the Series 2002-1 Note.

         Section 3.2 Reports. Not later than the second business Day immediately preceding each Distribution Date, the Servicer shall furnish to the Trustee and each Series 2002-1 Noteholder a Monthly Servicer's Certificate and a Fleet Report with respect to the Group IV Collateral.

         Section 3.3 Capitalization Demand Note. TFFC has been capitalized in part by a Demand Note on the Closing Date in an initial amount of $110,000,000. At all times while the Series 2002-1 Note is outstanding, TFFC shall maintain the Demand Note in an amount at least equal to the Series 2002-1 Required Demand Note Amount. TFFC shall not forgive, reduce, cancel or otherwise modify the amount of the Demand Note or Budget's obligations thereunder except as expressly provided in Section 5.9 of this Supplement.

                                    ARTICLE 4

                 INITIAL ISSUANCE AND INCREASES AND DECREASES OF
               SERIES 2002-1 INVESTED AMOUNT OF SERIES 2002-1 NOTE

         Section 4.1 Issuance in Definitive Form. Pursuant to Section 2.18 of the Base Indenture, TFFC hereby consents to the issuance of the Series 2002-1
Note in the form of a Definitive Note. The Series 2002-1 Note shall be sold pursuant to the Series 2002-1 Note Purchase Agreement in reliance on an exemption from the registration requirements of the Securities Act, and shall be issued in the form of one or more Definitive Notes, in fully registered form without interest coupons, substantially in the form attached hereto as Exhibit A, with such legends as may be applicable thereto, duly executed by TFFC and authenticated by the Trustee as provided in Section 2.4 of the Base Indenture, in an aggregate stated principal amount of up to $750,000,000.

         Section 4.2 Procedure for Increasing the Invested Amount.

         (a) Subject to satisfaction of the conditions precedent set forth in subsection (b) of this Section 4.2 (as evidenced by an Officer's Certificate of the Servicer delivered to the Trustee), on the Series 2002-1 Issuance Date, TFFC may issue the Series 2002-1 Note in the stated amount described in Section 4.1, the initial aggregate principal amounts of which will be equal to the Initial Invested Amount. Such Series 2002-1 Note shall be issued to the Agent, as agent for the Series 2002-1 Note Purchaser. On the Series 2002-1 Issuance Date and thereafter on each Increase Date during the Series 2002-1 Revolving Period, TFFC may, upon request by Budget under the Group IV Master Lease and upon prior notice delivered by TFFC to the Agent and the Trustee in writing no later than 10:00 a.m. on the Business Day of such increase (such notice specifying the applicable Increase Date), increase the Series 2002-1 Invested Amount (each such increase referred to as an "Increase") by issuing, at par, additional Series 2002-1 Invested Amount of the Series 2002-1 Note in amounts that satisfy the following requirements: (i) the portion of the Increase represented by additional Series 2002-1 Invested Amount shall be such that the Series 2002-1 Credit Support Amount shall at least equal the Series 2002-1 Minimum Credit Support Amount after giving effect to such Increase in the Series 2002-1 Invested Amount and the application of the proceeds thereof to leasing Group IV Vehicles; (ii) application of the proceeds from such Increase to leasing Group IV Vehicles shall not cause (a) the Aggregate Group IV Type II Repurchase Asset Amount to exceed the Maximum Type II Repurchase Vehicle Percentage of the Aggregate Asset Amount or (b) the Aggregate Group IV Non-Repurchase Asset Amount to exceed the Maximum Non-Repurchase Vehicle Percentage of the Aggregate Asset Amount; and (iii) no Asset Amount Deficiency will result from such Increase or will otherwise exist. Satisfaction of the above conditions shall be evidenced by the delivery of a certificate from the Servicer to such effect. Proceeds from any Increase shall be deposited into the Series 2002-1 Collection Account and allocated in accordance with Article 5 hereof. Upon each Increase, the Trustee shall, or shall cause the Note Registrar to, indicate in the Note Register such Increase.

         (b) The Series 2002-1 Invested Amount may be increased pursuant to subsection (a) above only upon satisfaction of each of the following conditions (as evidenced by an Officers' Certificate delivered by TFFC to the Trustee) with respect to each proposed Increase:

                  (i) The amount of such Increase shall be equal to or greater than $100,000;

                  (ii) After giving effect to such Increase, the Series 2002-1 Invested Amount shall not exceed the Series 2002-1 Maximum Invested Amount;

                  (iii) There shall not then exist, nor shall such Increase result in the occurrence of, (x) an Amortization Event with respect to the Series 2002-1 Note or a Series 2002-1 Limited Liquidation Event of Default, or (y) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become an Amortization Event with respect to the Series 2002-1 Note or a Series 2002-1 Limited Liquidation Event of Default;

                  (iv) All conditions precedent (1) to the acquisition of additional Group IV Vehicles under the Group IV Master Lease and (2) to the making of Advances under the Series 2002-1 Note Purchase Agreement shall have, in each case, been satisfied;

                  (v) TFFC (with respect to Lessor-Owned Vehicles) or the applicable Lessee (with respect to Financed Vehicles) shall have good and marketable title to each Group IV Vehicle purchased by it with the proceeds of the Series 2002-1 Note, free and clear of all Liens and encumbrances, other than any Permitted Liens. Each Repurchase Program shall be in full force and effect, and shall be enforceable against the related Manufacturer in accordance with its terms;

                  (vi) Each Lessee shall have granted to TFFC, for the benefit of the Trustee, and TFFC shall have granted to the Trustee, in each case for the benefit of the Series 2002-1 Noteholders, a first priority security interest in all Group IV Vehicles now or hereafter purchased, financed or refinanced by TFFC with the proceeds of the Series 2002-1 Note or with any contributions of capital made by Budget in favor of TFFC;

                  (vii) TFFC shall have granted to the Trustee a first priority security interest in its right, title and interest in and to the Group IV Master Lease, the Group IV Collateral and the Series 2002-1 Collateral;

                  (viii) The Trustee shall have received a copy of each Repurchase Program under which Group IV Vehicles will be or have been purchased and are proposed to be included in the Aggregate Asset Amount and an Officer's Certificate, dated the Series 2002-1 Issuance Date, and duly executed by an

         Authorized Officer of TFFC, certifying that each such copy is true, correct and complete as of the Series 2002-1 Issuance Date;

                  (ix) All representations and warranties set forth in Article 7 of the Base Indenture (as modified by Article 7 hereof) and in Section 28 of the Group IV Master Lease shall be true and correct on and as of the date of such Increase as if made on and with respect to the date of such Increase; and

                  (x) With respect to the initial Increase only, the Servicer shall have calculated the Series 2002-1 Available Subordinated Amount and the Trustee shall have confirmed receipt of such written calculation.

         Section 4.3 Decreases.

         (a) Mandatory Decreases. Whenever (i) the Series 2002-1 Credit Support Amount is less than the Series 2002-1 Minimum Credit Support Amount, (ii) an Asset Amount Deficiency exists, or (iii) the Aggregate Principal Balance of the Series 2002-1 Note exceeds the Series 2002-1 Maximum Invested Amount, TFFC shall pay down the Series 2002-1 Invested Amount of the Series 2002-1 Note by the amount necessary, so that after giving effect to all Decreases of the Series 2002-1 Invested Amount on such date, no such deficiency or excess (as applicable) shall exist (each reduction of the Series 2002-1 Invested Amount pursuant to this Section 4.3(a), a "Mandatory Decrease"). Upon such discovery, TFFC shall deliver notice of any such Mandatory Decreases to the Trustee.

         (b) Voluntary Decreases. Upon prior irrevocable notice delivered by TFFC to the Agent and the Trustee in writing no later than 10:00 a.m. on the Business Day of such reduction, TFFC may voluntarily prepay all or a portion of the Series 2002-1 Invested Amount in accordance with the procedures set forth herein (including, without limitation, in Section 5.5(c) hereof) and, as applicable, in the Series 2002-1 Note Purchase Agreement (each reduction of the Series 2002-1 Invested Amount pursuant to this Section 4.3(b), a "Voluntary Decrease"); provided, that all Voluntary Decreases pursuant to this Section 4.3(b) shall be allocated such that (1) the Series 2002-1 Credit Support Amount after giving effect to such Decrease is not less than the Series 2002-1 Minimum Credit Support Amount. Each such Decrease shall be in a minimum principal amount of $1,000,000 and increments of $100,000 in excess thereof.

         (c) Upon receipt by a Responsible Officer of the Trustee of written notice that a Decrease has been completed, the Trustee shall, or shall cause the Note Registrar to, indicate in the Note Register such Decrease. The amount of any Decrease shall not exceed the amount on deposit in the Series 2002-1 Collection Account and available for distribution to Series 2002-1 Noteholders in respect of principal on the Series 2002-1 Note on the date specified in the related notice of Decrease referred to in clauses (a) and (b) above, as applicable.

                                    ARTICLE 5

                            SERIES 2002-1 ALLOCATIONS

         Any provisions of Article 5 of the Base Indenture which allocate and apply Collections shall continue to apply irrespective of the issuance of the Series 2002-1 Note. Sections 5.1 through 5.5 of the Base Indenture shall be read in their entirety as provided in the Base Indenture, provided that for purposes of the Series 2002-1 Note, clause (d) of Section 5.2 of the Base Indenture shall be modified, as it applies to the Series 2002-1 Note, as permitted by Section 12.1(f) of the Base Indenture and shall read as follows:

         (d) Sharing Collections. To the extent that Group IV Principal Collections that are allocated to the Series 2002-1 Invested Percentage on a Distribution Date are not needed to make payments of principal to Series 2002-1 Noteholders or required to be deposited in the Series 2002-1 Distribution Account on such Distribution Date, such Principal Collections may, at the written direction of the Servicer, be applied to cover principal payments due to or for the benefit of Noteholders of other Group IV Series of Notes. Any such reallocation will not result in a reduction of the Aggregate Principal Balance or the Series 2002-1 Invested Amount.

         In addition, for purposes of Section 5.2(a) of the Base Indenture, the Servicer, in its capacity as such under the Group IV Master Lease, shall (to the extent practicable) cause all Collections allocable to Group IV Collateral in accordance with the Indenture to be paid directly into the Group IV Collection Account and all Collections allocable to the Series 2002-1 Collateral to be paid directly into the Series 2002-1 Collection Account.

         Article 5 of the Base Indenture (except for Sections 5.1 through 5.5 thereof (which shall remain in addition to the provisions hereof) subject to the proviso in the first paragraph of this Article 5 and subject to the immediately preceding sentence) shall read in its entirety as follows and shall be applicable only to the Series 2002-1 Note:

         Section 5.1 Establishment of the Group IV Collection Account, Series 2002-1 Collection Account, Series 2002-1 Accrued Interest Account, Series 2002-1 Excess Funding Account.

         (a) The Trustee acknowledges that it has established and maintains a segregated trust account for the benefit of holders of Notes from the Group IV Series of Notes (the "Group IV Collection Account"). The Trustee will also establish and maintain a segregated trust account for the benefit of the Series 2002-1 Noteholders (the "Series 2002-1 Collection Account"). Amounts on deposit in the Group IV Collection Account and the Series 2002-1 Collection Account shall be invested in accordance with Sections 5.1(d) and (f) of the Base Indenture.

         (b) The Trustee will establish and maintain two administrative sub-accounts within the Series 2002-1 Collection Account, the Series 2002-1 Accrued Interest Account (such sub-account, the "Series 2002-1 Accrued Interest Account") and the Series 2002-1

Excess Funding Account (such sub-account, the "Series 2002-1 Excess Funding Account"). The Trustee will further divide the Series 2002-1 Excess Funding Account by creating an additional administrative sub-account for the benefit of the Series 2002-1 Noteholders and the Budget Interestholder (such sub-account, the "Series 2002-1 Cash Liquidity Account").

         (c) All Group IV Collections shall initially be deposited into the Collection Account and immediately thereafter shall be allocated to and deposited in the Group IV Collection Account.

         (d) All Group IV Collections that are deposited on any Business Day in the Group IV Collection Account and that are Series 2002-1 Collections shall on each such Business Day be allocated to and deposited in the Series 2002-1 Collection Account. All amounts received in respect of the Series 2002-1 Collateral shall be allocated to and deposited in the Series 2002-1 Collection Account.

         (e) Any amounts in the Group IV Collection Account not allocated to the Series 2002-1 Collection Account or another series-specific collection account under the supplements for the other Group IV Series of Notes shall be allocated by the Trustee at the written direction of the Servicer to the Budget Distribution Account in an amount equal to (x) the applicable Budget Interest Percentage (as of such date) of the aggregate amount of Group IV Collections that are Group IV Principal Collections received on such date, minus (y) any amounts, other than Servicing Fees, which have been withheld by the Servicer pursuant to Section 5.2(c) of the Base Indenture to the extent such amounts withheld under Section 5.2(c) of the Base Indenture represent all or part of the Budget Interest Amount.

         Section 5.2 Allocations with Respect to the Series 2002-1 Note. The proceeds from the sale of the Series 2002-1 Note, together with any funds deposited with TFFC by Budget, in its capacity as the Budget Interestholder, will initially be delivered by or on behalf of TFFC to the Trustee and deposited in the Series 2002-1 Collection Account and, concurrently with such deposit, allocated by the Trustee to the Series 2002-1 Excess Funding Account. On each Business Day on which Collections or the proceeds of any Increase are deposited into the Group IV Collection Account and allocated to the Series 2002-1 Collection Account or deposited in the Series 2002-1 Collection Account (each such date, a "Deposit Date"), the Servicer will direct the Trustee in writing to allocate all amounts allocated to or deposited in the Series 2002-1 Collection Account in accordance with the provisions of this Section 5.2.

         (a) Allocations During the Revolving Period. During the Series 2002-1 Revolving Period, the Servicer will direct the Trustee in writing to allocate, prior to 1:00 p.m. (New York City time) on each Deposit Date, all amounts deposited into the Series 2002-1 Collection Account as set forth below:

                  (i) allocate to the Series 2002-1 Accrued Interest Account, from the Series 2002-1 Interest Collections received on such date, an amount, as stated in such Servicer direction, equal to the Series 2002-1 Note Interest and all other Series 2002-1 Carrying Charges accrued and unpaid as of such date less any funds on deposit on such date in the Series 2002-1 Accrued Interest Account (the "Series 2002-1 Interest Allocation"); provided, however, that if on any Deposit Date the Series 2002-1 Interest Collections allocated to the Series 2002-1 Collection Account on such date exceed the Series 2002-1 Interest Allocation as of such date, then the amount of such excess shall be (x) deposited into the Series 2002-1 Excess Funding Account (and further allocated to and deposited in the Series 2002-1 Cash Liquidity Account up to the amount by which the excess of the Minimum Liquidity Amount over the Letter of Credit Amount, if any, exceeds the Cash Liquidity Amount prior to such deposit) and (y) available on such Deposit Date for application in accordance with clauses (A) through (D) below; provided further that only amounts on deposit in the Series 2002-1 Excess Funding Account in excess of the Cash Liquidity Amount shall be available for application in accordance with clause (B) below;

                           (A) to the extent a Mandatory Decrease is required
                  under Section 4.3(a), allocate to the Series 2002-1 Distribution Account for the payment of the Series 2002-1 Invested Amount, the amount, as stated in such Servicer direction, necessary for such Mandatory Decrease;

                           (B) make available to TFFC an amount, as stated in
                  such Servicer direction, equal to any Master Lease Advances that are in accordance with the requirements of and conditions precedent under the Group IV Master Lease;

                           (C) allocate to the Series 2002-1 Distribution
                  Account the amount, as stated in such Servicer direction, of any Voluntary Decreases in the Series 2002-1 Invested Amount to be made in accordance with Section 4.3(b) hereof; and

                           (D) the amounts remaining in the Series 2002-1 Excess
                  Funding Account on such Deposit Date after application pursuant to clauses (A), (B), and (C) above shall be retained on deposit and shall be available on such Deposit Date and/or on future Deposit Dates for application in accordance with this Section 5.2 or otherwise in accordance with this Article 5 (subject to any limitations relating to the amounts on deposit in the Series 2002-1 Cash Liquidity Account herein);

                  (ii) allocate to the Series 2002-1 Excess Funding Account an amount equal to the Series 2002-1 Principal Allocation for such day for further allocation and application in accordance Section 5.2(d) of the Base Indenture (as modified above) and with clauses (A) through (D) of
         Section 5.2(a)(i) of this Supplement or otherwise in accordance with this Article 5.

         (b) Allocations During the Series 2002-1 Rapid Amortization Period. During the Series 2002-1 Rapid Amortization Period, the Servicer will direct the Trustee in writing to allocate all Series 2002-1 Collections prior to 1:00 p.m. (New York City time) on any Deposit Date, as set forth below:

                  (i) allocate to the Series 2002-1 Accrued Interest Account the Series 2002-1 Interest Allocation as of such date; provided, however, that if on any Deposit Date the Series 2002-1 Interest Collections allocated to the Series 2002-1 Collection Account on such date exceed the Series 2002-1 Interest Allocation as of such date, then the amount of such excess shall be retained on deposit in the Series 2002-1 Collection Account and shall be available on such Deposit Date for application in accordance with clause (ii) below; and

                  (ii) allocate to the Series 2002-1 Distribution Account an amount equal to the Series 2002-1 Principal Allocation for such day, which amount, plus any excess allocated to the Series 2002-1 Collection Account pursuant to clause (i) above, shall be used to make principal payments in respect of the Series 2002-1 Note.

         (c) Additional Allocations for All Periods. The Servicer will direct the Trustee in writing to allocate the amounts set forth below as follows:

                  (x) Monthly, for each Distribution Date, allocate to the Series 2002-1 Note an amount, as stated in such Servicer direction, equal to the Series 2002-1 Invested Percentage (as of such date) of the aggregate amount of Losses for the Related Month in the following manner:

                           (i) First, reduce the Series 2002-1 Available
                  Subordinated Amount by the amount of such Losses until the Series 2002-1 Available Subordinated Amount has been reduced to zero;

                           (ii) Second, to the extent of any such Losses
                  remaining after making the allocations, withdrawals and claims under clause (i) above that constitute Net Disposition Losses the Trustee shall make a claim under the Demand Note pursuant to Section 5.9 of this Supplement in an amount equal to the lesser of (A) the remaining amount of such Net Disposition Losses and (B) the outstanding principal amount of the Demand Note; and

                           (iii) Third, any such Losses remaining after making
                  the allocations, withdrawals and claims under clauses (i) and
                  (ii) above will be allocated, as stated in such Servicer direction, to reduce the Series 2002-1 Invested Amount.

                  (y) Monthly, for each Distribution Date, allocate to the Series 2002-1 Note an amount, as stated in such Servicer direction, equal to the Series 2002-1

         Invested Percentage (as of such date) of the aggregate amount of Recoveries for the Related Month in the following manner:

                           (i) First, allocate all such Recoveries to reinstate
                  the Series 2002-1 Invested Amount, to the extent the Series 2002-1 Invested Amount has been reduced pursuant to Section 5.2(c)(x)(iii) above;

                           (ii) Second, allocate all remaining Recoveries after
                  making the allocations in clause (i) above up to the amount necessary to reinstate the Series 2002-1 Cash Collateral Account, to the extent of any unreimbursed draws thereon; provided that, if, on such day when an allocation is made to reinstate the Series 2002-1 Cash Collateral Account and such Series 2002-1 Cash Collateral Account has been funded pursuant to clause (i) or (ii) of Section 5.10(a), any Letter of Credit is outstanding, such remaining Recoveries shall be allocated, after making the allocations in clause (i) above, to reinstate such Letter of Credit or Letters of Credit and the Series 2002-1 Cash Collateral Account to the extent of the Reinstatement Pro Rata Share with respect to each such Letter of Credit and the Series 2002-1 Cash Collateral Account of any unreimbursed draws thereon or withdrawals therefrom, as the case may be, as of such date and, in each such case pursuant to Section 5.8(e) of this Supplement; provided, however, that, if any such outstanding Letter of Credit cannot be reinstated pursuant to the terms thereof as of such date, Recoveries allocated to such Letter of Credit pursuant to the immediately preceding proviso shall instead be allocated to further reinstate or fund, as the case may be, the Series 2002-1 Cash Collateral Account; provided further, however, that if the Letter of Credit referred to in the immediately preceding proviso can be reinstated pursuant to the terms of such Letter of Credit subsequent to the allocation of such funds to the Series 2002-1 Cash Collateral Account referred to in the immediately preceding proviso, such funds, at the written direction of the Servicer, may be withdrawn from the Series 2002-1 Cash Collateral Account and allocated to reinstate such Letter of Credit;

                           (iii) Third, allocate all remaining Recoveries after
                  making the allocations in clauses (i) and (ii) above up to the amount, as stated in such Servicer direction, necessary to reinstate the Series 2002-1 Available Subordinated Amount to an amount equal to the excess of Series 2002-1 Minimum Credit Support Amount over the Series 2002-1 Letter of Credit Amount on such date; and

                           (iv) Fourth, the amounts remaining in the Series
                  2002-1 Collection Account on such Deposit Date after application pursuant to clauses (i), (ii) and (iii) above shall be available on such Deposit Date and/or on future Deposit Dates for application in accordance with this Section
                  5.2 (including 5.2(d) below) or otherwise in accordance with this Article 5.

         (d)      Allocation   Adjustments.    Notwithstanding   the   foregoing
provisions of this Section 5.2:

                  (i) provided the Series 2002-1 Rapid Amortization Period has not commenced, amounts in excess of the Cash Liquidity Amount on deposit in the Series 2002-1 Excess Funding Account, if any, that are not required to make payments under the Series 2002-1 Note pursuant hereto may, as and to the extent permitted in the related Supplements, be used to pay the principal amount of other Group IV Series of Notes that are then in amortization and, after such payment, any remaining funds in excess of the Cash Liquidity Amount, if any, may, on any day at TFFC's option, be (A) used to finance, refinance or acquire Group IV Vehicles, to the extent requested by any of the Lessees under the Group IV Master Lease, (B) loaned to Budget under the Demand Note or (C) transferred to the Budget Distribution Account, to the extent that the Budget Interest Amount equals or exceeds zero after giving effect to such payment and so long as no Series 2002-1 Credit Support Deficiency or Asset Amount Deficiency exists or would result from such transfer; provided, however, that, in the case of clauses (B) and (C) above, the Servicer furnishes to the Trustee an Officer's Certificate to the effect that such transfer will not cause any of the foregoing deficiencies to occur either on the date that such transfer is made or, in the reasonable anticipation of the Servicer, on the next Distribution Date and setting forth in reasonable detail the calculations supporting such certification. Funds in the Budget Distribution Account shall, at the option of TFFC, be available to finance or acquire Group IV Vehicles, to the extent requested by any of the Lessees under the Group IV Master Lease, or for distribution to the Budget Interestholder;

                  (ii) the Servicer shall not be entitled to withhold any amounts pursuant to Section 5.2(c) of the Base Indenture and the Trustee shall deposit amounts payable to Budget in the Collection Account pursuant to the provisions of Section 5.2 of the Base Indenture on each Deposit Date;

                  (iii) TFFC may, from time to time in its sole discretion, increase the Series 2002-1 Available Subordinated Amount by (A) (x) transferring funds to the Series 2002-1 Excess Funding Account or (y) allocating to the Series 2002-1 Available Subordinated Amount Eligible Vehicles theretofore allocated to the Budget Interest, if any, and (B) delivering to the Servicer and the Trustee an Officers' Certificate setting forth the amount of such transferred funds or the Net Book Value of such Eligible Vehicles, as the case may be, stating that such transferred funds or Eligible Vehicles, as applicable, shall be allocated to the Series 2002-1 Available Subordinated Amount and, in the case of Eligible Vehicles, affirming with respect to such Eligible Vehicles the representations and warranties set forth in Section 7.14 of the Base Indenture; provided, however, TFFC shall have no obligation to so increase the Series 2002-1 Available Subordinated Amount;

                  (iv) in the event that the Series 2002-1 Credit Support Amount is reduced to less than the Series 2002-1 Minimum Credit Support Amount, an Amortization Event and a Series 2002-1 Limited Liquidation Event of Default shall be deemed to have occurred with respect to the Series 2002-1 Note; provided, however, the Issuer may prevent an Amortization Event from occurring if, within the applicable grace period after the occurrence of such Series 2002-1 Credit Support Deficiency, the Series 2002-1 Available Subordinated Amount is increased by an amount sufficient, in the aggregate, to eliminate such Series 2002-1 Credit Support Deficiency;

                  (v) if, on any Distribution Date during the Series 2002-1 Revolving Period, a Mandatory Decrease shall be required under Section 4.3(a) of this Supplement and the amounts allocated to the Series 2002-1 Distribution Account under Section 5.2(a)(i)(A) are less than the amount of such required Decrease, then, in such event, any funds on deposit in the collection accounts or excess funding accounts for other Group IV Series of Notes issued and outstanding under the Indenture which amounts are not allocable to the Budget Interest and are in excess of the amounts necessary to be on deposit in each such account in order that (x) no Asset Amount Deficiency (as defined herein or, with respect to other Series, as defined in the Base Indenture) occur with respect to any such Series, (y) no shortfall in the required level of enhancement occur with respect to any such Series, including any portion of such enhancement that is required to be in liquid funds, and
         (z) no Amortization Event for any such Series or event that with the giving of notice or passage of time would become an Amortization Event occur with respect to any such Group IV Series of Notes (such excess funds being referred to herein as "Excess Amounts") shall, in each such case, be deposited into the Series 2002-1 Distribution Account as Group IV Principal Collections in an aggregate amount up to the amount of any such deficiency and shall be used, in accordance with Section 5.5, to reduce the Series 2002-1 Invested Amount; and

                  (vi) if, on any Distribution Date during the Series 2002-1 Rapid Amortization Period, the Monthly Principal Allocation under
         Section 5.2(b)(ii) is insufficient to reduce the Series 2002-1 Invested Amount to zero, then, in such event, any funds constituting Excess Amounts shall, in each such case, be deposited into the Series 2002-1 Distribution Account as Group IV Principal Collections in an aggregate amount up to the amount of any such deficiency and shall be used, in accordance with Section 5.5, to reduce the Series 2002-1 Invested Amount.

         Section 5.3 Withdrawals from the Series 2002-1 Accrued Interest Account. On each Determination Date or Additional Distribution Date, as provided below, the Servicer shall instruct the Trustee or the Paying Agent in writing to withdraw, and on such Distribution Date or Additional Distribution Date, as applicable, the Trustee or the Paying Agent, acting in accordance with such written instructions, shall withdraw the amounts required to be withdrawn from the Series 2002-1 Accrued Interest Account pursuant to Sections 5.3(a), (b) and
(c) below (after giving effect to the allocations on such date pursuant to Section 5.2) in respect of all funds available from Collections processed since the preceding Distribution Date and allocated to the holders of the Series 2002-1 Note.

         (a) Successor Servicer Fees. On each Determination Date on which Budget is not the Servicer, and before any deposits required to be made on the related Distribution Date to the Series 2002-1 Distribution Account have been made, the Servicer shall instruct the Trustee and the Paying Agent in writing as to the amount to be withdrawn from the Series 2002-1 Accrued Interest Account to the extent funds are available and processed since the preceding Distribution Date in respect of an amount equal to (i) the Series 2002-1 Investor Monthly Servicing Fee (and any Series 2002-1 Monthly Supplemental Servicing Fee) accrued since the preceding Distribution Date, plus (ii) all accrued and unpaid Series 2002-1 Investor Monthly Servicing Fees (and any Series 2002-1 Monthly Supplemental Servicing Fees) in respect of previous periods. On such Distribution Date, the Trustee shall withdraw such amount from the Series 2002-1 Accrued Interest Account and remit such amount to the Servicer.

         (b)      Note Interest with respect to the Series 2002-1 Note.

                  (i) On each Determination Date, the Servicer shall instruct the Trustee and the Paying Agent in writing as to the amount to be withdrawn from the Series 2002-1 Accrued Interest Account, after making all distributions required to be made pursuant to Section 5.3(a), to the extent funds will be available and processed from but not including the preceding Distribution Date through the succeeding Distribution Date in respect of Series 2002-1 Note Interest and Series 2002-1 Carrying Charges. On the Distribution Date related to such Determination Date, the Trustee shall withdraw from the Series 2002-1 Accrued Interest Account the amount on deposit therein available for the payment of Series 2002-1 Note Interest and Series 2002-1 Carrying Charges and deposit such amount in the Series 2002-1 Distribution Account.

                  (ii) On any Business Day during a Series 2002-1 Interest Period (each such day, an "Additional Distribution Date"), the Servicer may instruct the Trustee in writing to withdraw from the Series 2002-1 Accrued Interest Account, and on such Additional Distribution Date the Trustee, acting in accordance with such instructions, shall withdraw from the Series 2002-1 Accrued Interest Account, as directed in writing by the Servicer, all or a portion of the Series 2002-1 Note Interest that will be due on the first Distribution Date following such Additional Distribution Date to the extent that such amount does not exceed the aggregate amount of Series 2002-1 Interest Collections processed since the preceding Distribution Date and allocated to the Series 2002-1 Noteholders (less any portion thereof previously paid to the Series 2002-1 Noteholders during such period pursuant to this
         Section 5.3(b)) and shall deposit such amounts in the Series 2002-1 Distribution Account.

         (c) Servicing Fee. On each Determination Date on which Budget is the Servicer, the Servicer shall, after giving effect to all distributions required to be made on the related Distribution Date pursuant to Sections 5.3(b) of this Supplement, instruct the Trustee and the Paying Agent in writing as to the amount to be withdrawn on such Distribution Date from the Series 2002-1 Collection Account to the extent funds are available and processed since the preceding Distribution Date in respect of an amount equal to (i) the Series 2002-1 Investor Monthly Servicing Fee (and any Series 2002-1 Monthly Supplemental Servicing Fee) accrued since the preceding Distribution Date, plus
(ii) all accrued and unpaid Series 2002-1 Investor Monthly Servicing Fees (and any Series 2002-1 Monthly Supplemental Servicing Fees) in respect of previous periods, minus (iii) the amount of any Series 2002-1 Investor Monthly Servicing Fees (and Series 2002-1 Monthly Supplemental Servicing Fees) withheld by the Servicer since the preceding Distribution Date pursuant to Section 5.2(c) of the Base Indenture. On such Distribution Date, the Trustee shall withdraw such amount from the Series 2002-1 Collection Account and remit such amount to the Servicer.

         Section 5.4 Payment of Note Interest and Carrying Charges. On each Distribution Date and Additional Distribution Date, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture and the written instruction of the Servicer received pursuant to Section 5.3(b) hereof, pay to the Series 2002-1 Noteholders from the Series 2002-1 Distribution Account the amount deposited in the Series 2002-1 Distribution Account for the payment of Series 2002-1 Note Interest pursuant to Section 5.3(b) of this Supplement and, to the extent that such amount is insufficient to pay all Series 2002-1 Note Interest and Series 2002-1 Carrying Charges payable on such Distribution Date or Additional Distribution Date (the amount of such insufficiency, a "Note Interest Shortfall"), the Servicer shall instruct the Trustee in writing (a) to withdraw from the Series 2002-1 Excess Funding Account (or the Series 2002-1 Cash Liquidity Account sub-account thereof) the lesser of (i) the amount on deposit in the Series 2002-1 Excess Funding Account (including any amount set aside in the Series 2002-1 Cash Liquidity Account) and (ii) the amount of such Note Interest Shortfall and (b) to the extent of any remaining Note Interest Shortfall, to apply to pay such Note Interest Shortfall amounts on deposit in the Series 2002-1 Distribution Account representing the proceeds of a disbursement under the Letter of Credit, disbursements under the Letters of Credit and/or a withdrawal from the Series 2002-1 Cash Collateral Account, as the case may be, up to the lesser of (i) the remaining Note Interest Shortfall and (ii) the proceeds of such disbursement, disbursements and/or withdrawal, as applicable. Subject to Sections 2.15(c) and 6.1(b) of the Base Indenture, all payments of interest and Series 2002-1 Carrying Charges, and all payments of principal pursuant to Section 5.5 hereof, made to the Series 2002-1 Noteholder shall be made by wire transfer to such account as the Series 2002-1 Noteholder of record on the preceding Record Date shall specify from time to time by notice to the Issuer and the Paying Agent.

         Section 5.5 Payment of Note Principal; Transfers to Budget Distribution Account.

         (a) Commencing on the first Determination Date after the commencement of the Series 2002-1 Rapid Amortization Period, the Servicer shall instruct the Trustee and the Paying Agent in writing as to the amount of Collections allocated to the Series 2002-1 Note during the Related Month pursuant to Section 5.2(b)(ii) of this Supplement (such amount, the "Monthly Principal Allocation"). Commencing on the first Distribution Date after the commencement of the Series 2002-1 Rapid Amortization Period, to the extent that the Monthly Principal Allocation is insufficient to pay all principal due in respect of the Series 2002-1 Note on such Distribution Date (the amount of such insufficiency, a "Principal Shortfall"), the Servicer shall instruct the Trustee in writing (a) to withdraw from the Series 2002-1 Collection Account the lesser of (i) the amount on deposit in the Series 2002-1 Collection Account and (ii) the amount of such Principal Shortfall, (b) to the extent of any remaining Principal Shortfall, to apply to the payment thereof Principal Collections with respect to any other Group IV Series of Notes which pursuant to Section 5.2(d) of the Base Indenture (as modified herein) are available on such Distribution Date to pay principal of the Series 2002-1 Note (up to the amount of such Principal Shortfall remaining) and (c) to the extent of any remaining Principal Shortfall, to apply amounts on deposit in the Series 2002-1 Distribution Account representing the proceeds of a claim made under the Demand Note pursuant to
Section 5.9 of this Supplement or of a disbursement under a Letter of Credit, disbursements under the Letters of Credit and/or a withdrawal from the Series 2002-1 Cash Collateral Account, as the case may be, pursuant to Section 5.8 of this Supplement up to the lesser of (i) the remaining Principal Shortfall and
(ii) the proceeds of such claim under the Demand Note or the proceeds of such disbursement, disbursements and/or withdrawal, as applicable, remaining after any application thereof pursuant to Section 5.4 of this Supplement. The entire principal amount of the Series 2002-1 Note shall be due and payable on the Series 2002-1 Termination Date.

         (b) On each Distribution Date occurring on or after the date a withdrawal or application is made pursuant to Section 5.5(a) of this Supplement, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture and the written instruction of the Servicer received pursuant to Section 5.5(a) hereof, pay to the Series 2002-1 Noteholders the amount deposited in the Series 2002-1 Distribution Account for the payment of principal pursuant to Section 5.5(a) of this Supplement.

         (c) On (x) the Distribution Date on which, or immediately following the date on which, an allocation is made pursuant to Section 5.2(a)(i)(A), or (y) the Business Day specified in the notice of Decrease delivered pursuant to
Section 4.3(b), occurring on or after the date an allocation is made pursuant to
Section 5.2(a)(i)(C), the Paying Agent shall pay to the Series 2002-1 Noteholders pursuant to the written instruction of the Servicer the amount deposited in the Series 2002-1 Distribution Account for the payment of principal pursuant to such Section 5.2(a)(i)(A) or 5.2(a)(i)(C), as applicable.

         (d) On each Distribution Date, the Servicer shall, as applicable, instruct the Trustee in writing to instruct the Paying Agent to transfer to the Budget Distribution Account (i) all funds which are in the Group IV Collection Account that have been allocated to the Budget Distribution Account as of such Distribution Date and (ii) all funds that were previously allocated to the Budget Distribution Account but not transferred to the Budget Distribution Account. On the related Distribution Date, the Trustee or Paying Agent shall, in accordance with the Servicer's instructions, withdraw such funds from the Group IV Collection Account, as applicable, and deposit them into the Budget Distribution Account.

         Section 5.6 Servicer's or Budget's Failure to Make a Deposit or Payment. If the Servicer or Budget fails to make, or give notice or instructions to make, any payment from or deposit to the Collection Account, the Group IV Collection Account, the Series 2002-1 Collection Account or the Series 2002-1 Accrued Interest Account required to be made or given by the Servicer or Budget, respectively, at the time specified in the Indenture (including applicable grace periods), the Servicer shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee, in the event it elects to do so, to make such a payment. Such funds shall be applied by the Trustee in the manner in which such payment or deposit should have been made by the Servicer.

         Section 5.7 Series 2002-1 Distribution Account.

         (a) Establishment of the Series 2002-1 Distribution Account. The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 2002-1 Noteholders, or cause to be established and maintained, an account (the "Series 2002-1 Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2002-1 Noteholders. The Series 2002-1 Distribution Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2002-1 Distribution Account. If the Series 2002-1 Distribution Account is not maintained in accordance with the previous sentence, the Servicer shall establish a new Series 2002-1 Distribution Account, within ten (10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and transfer all cash and investments from the non-qualifying Series 2002-1 Distribution Account into the new Series 2002-1 Distribution Account. Initially, the Series 2002-1 Distribution Account will be established with the Trustee. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2002-1 Distribution Account and in all proceeds thereof. The Series 2002-1 Distribution Account Collateral shall be under the sole dominion and control of the Trustee for the benefit of the Series 2002-1 Noteholders.

         (b) Administration of the Series 2002-1 Distribution Account. The Servicer shall instruct the institution maintaining the Series 2002-1 Distribution Account in writing to invest funds on deposit in the Series 2002-1 Distribution Account at all times in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were received, unless any Permitted Investment held in the Series 2002-1 Distribution Account is held with the Paying Agent, then such investment may mature on such Distribution Date and such funds shall be available for withdrawal on or prior to such Distribution Date. The Trustee shall hold, for the benefit of the Series 2002-1 Noteholders and the Servicer, possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (i) of the definition thereof from the time of purchase thereof until the time of maturity.

         (c) Earnings from Series 2002-1 Distribution Account. Subject to the restrictions set forth above, the Servicer shall have the authority to instruct the Trustee in writing with respect to the investment of funds on deposit in the Series 2002-1 Distribution Account. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Series 2002-1 Distribution Account shall be deemed to be on deposit and available for distribution.

         Section 5.8       Draw on Letter of Credit.

         (a) On or before the second Business Day prior to each Distribution Date, the Servicer shall notify the Trustee pursuant to the Group IV Master Lease of the amount of the Series 2002-1 Lease Payment Deficit.

         (b) On any Distribution Date on which a Series 2002-1 Lease Payment Deficit exists as indicated in a notice delivered to the Trustee in accordance with subsection (a) above or on the Monthly Servicer's Report, the Trustee shall, by 1:00 p.m. (New York City time) on such Distribution Date, draw on each outstanding Letter of Credit by presenting a draft in the amount equal to the Enhancement Pro Rata Share with respect to drawings under such Letter of Credit of the lesser of (i) the Enhancement Pro Rata Share with respect to drawings under such Letter of Credit of the Series 2002-1 Lease Payment Deficit and (ii) the amount available to be drawn under such Letter of Credit on such Business Day accompanied by a Certificate of Credit Demand in the form of Annex A to such Letter of Credit; provided that if the Series 2002-1 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Cash Collateral Account an amount equal to the Enhancement Pro Rata Share with respect to withdrawals from the Series 2002-1 Cash Collateral Account of the lesser of (i) the Enhancement Pro Rata Share with respect to withdrawals from the Series 2002-1 Cash Collateral Account of the Series 2002-1 Lease Payment Deficit and
(ii) the amount available to be withdrawn from the Series 2002-1 Cash Collateral Account on such Business Day. The proceeds of such draw and/or withdrawal, as the case may be, shall be deposited in the Series 2002-1 Distribution Account no later than 4:00 p.m. (New York City time) on such Distribution Date.

         (c) On any Distribution Date on which Budget fails to make full and timely payment under the Demand Note after receipt of a demand for payment thereunder pursuant to Section 5.9 hereof, the Trustee may, by 1:00 p.m. (New York City time) on such Distribution Date, draw on each outstanding Letter of Credit by presenting a draft in the amount equal to the lesser of (i) the Enhancement Pro Rata Share with respect to drawings under such Letter of Credit of such unpaid amount under the Demand Note and (ii) the amount available to be drawn under such Letter of Credit on such Business Day accompanied by a Certificate of Credit Demand in the form of Annex A to such Letter of Credit; provided that if the Series 2002-1 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Cash Collateral Account an amount equal to the Enhancement Pro Rata Share with respect to withdrawals from the Series 2002-1 Cash Collateral Account of the lesser of (i) the Enhancement Pro Rata Share with respect to withdrawals from the Series 2002-1 Cash Collateral Account of such unpaid amount under the Demand Note and
(ii) the amount available to be withdrawn from the Series 2002-1 Cash Collateral Account on such Business Day. The proceeds of such draw and/or withdrawal, as the case may be, shall be deposited in the Series 2002-1 Distribution Account no later than 4:00 p.m. (New York City time) on such Distribution Date.

         (d) If there is more than one Letter of Credit on the date of any draw on the Letters of Credit pursuant to the terms of this Series Supplement, the Servicer shall instruct the Trustee, in writing, of the amount of the Enhancement Pro Rata Share with respect to drawings under each such Letter of Credit of the amount of such draw on the Letters of Credit on such date pursuant to Section 5.8(b) or (c) of this Supplement, as the case may be. Such instruction shall also include the amount, if any, to be withdrawn from the Series 2002-1 Cash Collateral Account.

         (e) On any day when an allocation is made pursuant to Section 5.2(c)(y)(ii) of this Supplement, the Trustee shall, at the direction of the Servicer, reinstate (or fund, as applicable) the Series 2002-1 Cash Collateral Account by depositing funds therein and reinstate the applicable Letter of Credit or Letters of Credit by reimbursing the applicable Letter of Credit Provider or Letter of Credit Providers, as the case may be and, in each such case, in the amount allocated for such purpose under such Section 5.2(c)(y)(ii) on such day.

         (f) The Trustee hereby acknowledges and agrees that it will follow the written instructions of the Servicer in connection with the reduction of any Letter of Credit pursuant to the provisions of, and mechanics set forth in, the applicable Letter of Credit and the related documentation for such Letter of Credit, provided that (x) such reduction does not result in (ii) a Series 2002-1 Credit Support Deficiency or (ii) the Series 2002-1 Liquidity Amount being less than the Minimum Liquidity Amount and (y) the aggregate commitment or exposure, as the case may be, of each Letter of Credit Provider under the Letter of Credit issued by it (and, if such Letter of Credit Provider has funded the Series 2002-1 Cash Collateral Account pursuant to clause (i) or (ii) of Section 5.10(a), under the Series 2002-1 Cash Collateral Account as a result of such funding) shall be ratably reduced (which reduction, in the case of any funding of the Series 2002-1 Cash Collateral Account, shall be made by returning the amount of such reduction from the Series 2002-1 Cash Collateral Account to such Letter of Credit Provider).

         Section 5.9 Draw on the Demand Note. On each Determination Date, the Servicer shall determine the Net Disposition Losses with respect to such Determination Date. In the event that Net Disposition Losses exist with respect to such Determination Date, the Servicer shall, at or before 12:30 p.m. (New York City time) on such

Determination Date, notify the Trustee in writing of the aggregate amount of such Net Disposition Losses, and the Trustee shall, prior to 5:00 p.m. (New York City time) on such date, as specified in such notice from the Servicer, transmit to Budget a demand for payment (each, a "Demand Notice") under the Demand Note in the amount of the lesser of (x) the outstanding amount of such Demand Note and (y) the portion of such Net Disposition Losses with respect to such Determination Date which, pursuant to Section 5.2(c)(x)(ii), are allocated to a draw on the Demand Note, in each case such payment to be made on or prior to the next succeeding Distribution Date by deposit of funds into the Series 2002-1 Distribution Account in the specified amount for application pursuant to Section 5.5(a) as necessary.

         Section 5.10 Series 2002-1 Cash Collateral Account.

         (a) Establishment of Series 2002-1 Cash Collateral Account. In the event that (i) prior to the date which is 30 days prior to the applicable Series 2002-1 Letter of Credit Expiration Date under a Letter of Credit there shall not have been appointed a successor Letter of Credit Provider or, in the alternative, credit enhancement for the Lease payments to be made by the Lessees and for Budget's obligations under the Demand Note shall not have otherwise been provided, in each case, as permitted under the Indenture, (ii) the Trustee receives notice from Budget or a Series 2002-1 Noteholder informing the Trustee of the pending termination of a Letter of Credit or upon the downgrade of a Letter of Credit Provider's short-term debt credit rating below "A-1" by Standard & Poor's, "P-1" by Moody's or "F-1" by Fitch or (iii) the Issuer otherwise obtains or provides for credit enhancement in the form of cash, then the Trustee, at the written direction of the Servicer, shall establish and maintain in the name of the Trustee for the benefit of the Secured Parties, or cause to be established and maintained, an account (the "Series 2002-1 Cash Collateral Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Series 2002-1 Cash Collateral Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2002-1 Cash Collateral Account.

         (b)      Deposits into the Series 2002-1 Cash Collateral Account.

                  (i) Upon the establishment of the Series 2002-1 Cash Collateral Account for the reasons set forth in clauses (i) and (ii) of
         Section 5.10(a) of this Supplement, the Trustee at the written direction of the Servicer, shall draw on the applicable Letter of Credit, and deposit in the Series 2002-1 Cash Collateral Account, an amount equal to the amount available to be drawn under such terminating Letter of Credit or Letter of Credit issued by such downgraded Letter of Credit Provider immediately prior to such draw. Once established, the Series 2002-1 Cash Collateral Account (other than to the extent such Series 2002-1 Cash Collateral Account has been established pursuant to Section 5.10(a)(iii) of this Supplement) will serve in all respects as a replacement for and equivalent of the applicable Letter of Credit.

                  (ii) Funds on deposit in the Series 2002-1 Cash Collateral Account may be invested in Permitted Investments by the Trustee at the written direction of Servicer; provided, however, that for purposes of determining the availability of funds or balances in the Series 2002-1 Cash Collateral Account under the Base Indenture such investment earnings shall be excluded to the extent that the aggregate funds or balances in the Series 2002-1 Cash Collateral Account exceeds the excess of (x) the Required Letter of Credit Amount over (y) the aggregate amount available to be drawn under all Letters of Credit. Funds on deposit in the Series 2002-1 Cash Collateral Account (other than certain earnings on Permitted Investments as specified in the preceding sentence) shall be available to be applied against the Series 2002-1 Lease Payment Deficits or unpaid amounts under the Demand Note pursuant to Sections 5.8(b) or (c) of this Supplement, respectively, until the Series 2002-1 Note has been paid in full. After all distributions required to be made on a Distribution Date have been made, the Trustee at the direction of the Servicer shall withdraw from the Series 2002-1 Cash Collateral Account an amount equal to the lesser of (a) the amount of investment earnings during the Related Month with respect to funds or balances on deposit in the Series 2002-1 Cash Collateral Account and (b) the amount by which the funds or balances on deposit in the Series 2002-1 Cash Collateral Account exceed the excess of (x) the Required Letter of Credit Amount over (y) the aggregate amount available to be drawn under all Letters of Credit, in each case on such date, and deposit such funds and balances so withdrawn into the Budget Distribution Account unless the Trustee has received written notice from a Letter of Credit Provider stating that Budget and/or the Lessees have not reimbursed such Letter of Credit Provider in full in respect of the draw made by the Trustee under its Letter of Credit to fund the Series 2002-1 Cash Collateral Account, in which case, the Trustee shall (and Budget on behalf of itself and the other Lessees hereby directs the Trustee to) pay over, on behalf of Budget and/or the Lessees, such funds and balances so withdrawn to such Letter of Credit Provider (or, in the case of more than one Letter of Credit Provider, the applicable pro rata share with respect to reimbursement to each such Letter of Credit Provider of such funds and balances so withdrawn based on the amount of unreimbursed outstanding drawings under each applicable Letter of Credit used to fund the Series 2002-1 Cash Collateral Account) in an amount not to exceed such unreimbursed amount as specified by each applicable Letter of Credit Provider in such written notice and the Trustee shall place any funds and balances so withdrawn in excess of such unreimbursed amount into the Budget Distribution Account. Upon full payment of principal of, accrued interest on, and other amounts due in respect of, the Series 2002-1 Note, the Trustee at the direction of the Servicer shall withdraw the funds and balances on deposit in the Series 2002-1 Cash Collateral Account and pay over, on behalf of Budget and/or the Lessees, such funds and balances so withdrawn to the Letter of Credit Providers the applicable pro rata share of such funds and balances so withdrawn to each such Letter of Credit Provider based on the amount of unreimbursed outstanding drawings under each applicable Letter of Credit used to fund the Series 2002-1

         Cash Collateral Account in an amount not to exceed such unreimbursed amount for each applicable Letter of Credit Provider and the Trustee shall place any funds and balances so withdrawn in excess of such unreimbursed amount into the Budget Distribution Account.

         (iii) Upon the establishment of the Series 2002-1 Cash Collateral Account for the reasons set forth in clauses (iii) of Section 5.10(a) of this Supplement, the Issuer shall deposit or cause to be deposited the applicable funds into the Series 2002-1 Cash Collateral Account.

         Section 5.11 Budget Distribution Account. On each Distribution Date, the Servicer shall instruct the Trustee and Paying Agent to transfer to the Budget Distribution Account (i) all funds in the Group IV Collection Account allocable to Group IV Vehicles that have been allocated to the Budget Distribution Account as of such Distribution Date and (ii) all funds that were previously allocated to the Budget Distribution Account but not transferred to the Budget Distribution Account.

                                    ARTICLE 6

                               AMORTIZATION EVENTS

         Section 6.1 Amortization Events. In addition to the Amortization Events set forth in Section 9.1 of the Base Indenture (as modified by Article 7 hereof), subject to Section 5.2(d)(iv) hereof, the following shall be Amortization Events with respect to the Series 2002-1 Note (without notice or other action on the part of the Trustee or any holders of the Series 2002-1 Note unless so specified; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken upon the occurrence of an Amortization Event unless the Trustee has actual knowledge or has received written notice of such Amortization Event):

         (a) TFFC defaults in the payment of any interest on any Series 2002-1 Note (or in any other payment on any Series 2002-1 Note (other than any payment specified in Section 9.1(b) of the Base Indenture)) when the same becomes due and payable and such default continues for a period of 3 Business Days.

         (b) a Series 2002-1 Credit Support Deficiency shall occur and exist for more than two (2) Business Days unless during such two (2) Business Day period the Issuer or the Servicer shall have cured the Series 2002-1 Credit Support Deficiency in accordance with the terms and conditions of this Supplement;

         (c) any Related Document is not in full force and effect as against TFFC or its affiliates, or TFFC, Budget or the Servicer so asserts in writing;

         (d) a "Lease Event of Default" shall have occurred and be continuing under and as defined in the Group IV Master Lease;

         (e) TFFC or Budget shall have failed in any material respect to timely and duly perform, or shall have breached any of its obligations, representations, warranties or covenants under any of the Related Documents (other than the Group IV Master Lease) and such failure to perform or breach, as the case may be, continues for more than thirty (30) days after the date on which the party in breach obtains written notice thereof; provided that, with respect to a failure on the part of TFFC to perform under Section 8.01(e) of the Note Purchase Agreement, Section 3.3 of this Supplement, or a breach of the representation in clause (n) of Article 7 of this Supplement, such failure or breach continues for more than fifteen (15) days after the date on which TFFC obtains written notice thereof;

         (f) TFFC fails to have at least one independent director on its Board of Directors at any time;

         (g) any judgment or order for the payment of money in excess of $100,000 shall be rendered against TFFC that is not being contested and for which adequate reserves have not been set aside and such judgment or order continues for more than two (2) Business Days without such contest and setting aside of adequate reserves;

         (h) the Collection Account (with respect to amounts allocated to any Group IV Series of Notes), the Group IV Collection Account, Series 2002-1 Collection Account or the Series 2002-1 Accrued Interest Account shall be subject to an injunction, estoppel or other stay or a Lien (other than Liens permitted under the Related Documents) (each, a "Restrictive Action") for at least two (2) Business Days;

         (i) the entry of a final order by the Bankruptcy Court adopting a final plan of reorganization with respect to Budget and the Group IV Lessees;

         (j) all principal and interest in respect of the Series 2002-1 Note has not been paid in full as of the Series 2002-1 Termination Date;

         (k) a sale of all or substantially all of the assets of Budget Systems or, on any date on which the aggregate Net Book Value of the Vehicles leased under the Group IV Master Lease by NYRAC comprises twenty-five percent (25%) or more of the aggregate Net Book Value of all Vehicles leased under the Group IV Lease as of such date, NYRAC;

         (l) an Asset Amount Deficiency exists and continues for a period of two (2) Business Days;

         (m)      the occurrence of an Event of Bankruptcy with respect to TFFC;

         (n) unless (i) the inclusion of the Series 2002-1 Letter of Credit Amount in the Series 2002-1 Credit Support Amount is not necessary for the Series 2002-1 Credit Support Amount to equal or exceed the Series 2002-1 Minimum Credit Support Amount, or (ii) the Series 2002-1 Cash Collateral Account shall theretofore have been funded to the full extent required to maintain the Series 2002-1 Minimum Credit Support Amount, a Letter of Credit shall not be in full force and effect, there shall have occurred an Event of Bankruptcy with respect to any Letter of Credit Provider or any Letter of Credit Provider shall have repudiated its Letter of Credit or refused to honor a proper draw thereon, and, in any such case, no substitute credit enhancement shall have been obtained from an Eligible Credit Enhancer in form and substance satisfactory to the Agent and such condition continues to exist for a period of two (2) Business Days;

         (o) from and after the funding of the Series 2002-1 Cash Collateral Account, the Series 2002-1 Cash Collateral Account shall be subject to a Restrictive Action for at least two (2) Business Days;

         (p)      the Group IV Master Lease is terminated;

         (q) the Series 2002-1 Liquidity Amount is less than the Minimum Liquidity Amount for at least two (2) Business Days; or

         (r) one or more Lessee Partial Wind-Down Events occur and are continuing under Section 19 of the Group IV Lease in connection with any events described in Section 17.1.5 of the Group IV Lease with respect to Lessees which, in the aggregate, lease Group IV Vehicles having an aggregate Net Book Value exceeding 10% of the Net Book Value of all Group IV Vehicles at the time of such occurrence.

         In the case of (i) any event described in clauses (i), (k) or (m) above, an Amortization Event with respect to the Series 2002-1 Note shall immediately occur without any notice or other action on the part of the Trustee with respect to the Series 2002-1 Note or any Series 2002-1 Noteholder, (ii) any event described in clauses (a) through (h), (l), and (n) through (q) above, either the Trustee, by written notice to TFFC and the Series 2002-1 Note Purchaser, or the Series 2002-1 Note Purchaser, by written notice to TFFC and the Trustee, may declare that an Amortization Event has occurred with respect to the Series 2002-1 Note as of the date of the notice or (iii) any event described in clause (j) above, the Series 2002-1 Note Purchaser, by written notice to TFFC and the Trustee, may declare that an Amortization Event has occurred with respect to the Series 2002-1 Note as of the date of the notice. Each Amortization Event described above shall only be subject to waiver at the written direction of the Series 2002-1 Note Purchaser.

                                    ARTICLE 7

                                     GENERAL

         (a) Repurchase. The Series 2002-1 Note shall be subject to repurchase by TFFC at its option in accordance with Section 6.3 of the Base Indenture on any Distribution Date. The repurchase price for the Series 2002-1 Note shall equal the Aggregate Principal Balance of the Series 2002-1 Note (determined after giving effect to any payments of principal and interest and any Increases or Decreases as of such

Distribution Date), plus all accrued and unpaid interest on such Aggregate Principal Balance through the date of purchase under this Section 7(a) plus any other amounts then due and payable to the holders of such Series 2002-1 Note pursuant to this Supplement, the Series 2002-1 Note Purchase Agreement and the Series 2002-1 Note.

         (b) Payment of Rating Agency Fees. TFFC agrees and covenants with the Servicer to pay all reasonable fees and expenses of the Rating Agencies and to promptly provide all documents and other information that the Rating Agencies may reasonably request.

         (c) Exhibits. The following exhibits attached hereto supplement the exhibits included in the Indenture.

         Exhibit A:  Form of Series 2002-1 Note

         Exhibit B:  List of Approved Manufacturers

         (d) Ratification of Base Indenture. As supplemented by this Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

         (e) Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         (f) GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

         (g) Amendments. Subject to Article 12 of the Base Indenture, this Supplement may be modified or amended from time to time by written agreement of the parties hereto, but only with the written consent of the Required Noteholders.

         (h) Discharge of Indenture. Notwithstanding anything to the contrary contained in the Base Indenture, no discharge of the Indenture pursuant to
Section 11.1(b) of the Base Indenture will be effective as to the Series 2002-1 Note without the consent of the Required Noteholders.

         (i) Base Indenture Defined Terms. With respect to the Series 2002-1 Note and each other Group IV Series of Notes, references in the Base Indenture (including Schedule I thereto) or in any Related Document to (a) the "Lease" shall be deemed to mean the Group IV Master Lease and (b) a "Lease Event of Default" shall be deemed to mean a Lease Event of Default under and as defined in the Group IV Master Lease. In addition, each of the capitalized terms listed in the first column below is defined in Schedule 1 to the Base Indenture, as such term applies to any Segregated Series (including Series 2002-1), by reference to the related Supplement. Such terms are defined in this Series 2002-1 Supplement using the corresponding capitalized terms set forth in the second column below opposite such Base Indenture terms.

                                                                   CORRESPONDING SERIES
           BASE INDENTURE TERMS                                   2002-1 SUPPLEMENT TERMS
           --------------------                                   -----------------------
Aggregate Segregated Repurchase Asset Amount            Aggregate Group IV Repurchase Asset Amount

Invested Amount                                         Series 2002-1 Invested Amount

Limited Liquidation Event of Default                    Series 2002-1 Limited Liquidation Event of Default

Monthly Servicing Fee                                   Series 2002-1 Monthly Servicing Fee

Repurchase Vehicle                                      Group IV Repurchase Vehicle

Segregated Repurchase Vehicle                           Group IV Repurchase Vehicle

Vehicle                                                 Group IV Vehicle

         (j) Servicer. The Servicer represents and warrants that it will perform all of its servicing functions as set forth pursuant to Section 4 of the Base Indenture.

         (k) Waiver of Conditions. The following conditions set forth in the Base Indenture to the issuance of this Series of Notes are hereby revised with respect to this Series of Notes constituting a Segregated Series, and shall not be required in connection with the issuance of the Series 2002-1 Note:

                  (i) the Officer's Certificate required by Section 2.2(e)(i) and it shall not be a requirement to the issuance of the Series 2002-1 Note that no Amortization Event, Asset Amount Deficiency, Enhancement Agreement Event of Default, Lease Event of Default, Lessee Partial Wind-Down Event, Manufacturer Event of Default, Potential Amortization Event, Potential Enhancement Agreement Event of Default, Potential Lease Event of Default, Potential Lessee Partial Wind-Down Event or Potential Manufacturer Event of Default exist with respect to any Series of Notes other than any Group IV Series of Notes or any Lease or Collateral other than the Group IV Master Lease or any Group IV Collateral;

                  (ii) the Opinions of Counsel regarding the State of Virginia tax characterization of the Series 2002-1 Note and the outstanding Notes of any Series required by Sections 2.2(f)(i)(x) and (y), respectively;

                  (iii) the Opinions of Counsel regarding State of Florida tax and other legal matters required by Section 2.2(f)(i)(z).

         (m) Additional Conditions. Section 2.2 of the Base Indenture is hereby further revised with respect to this Series of Notes constituting a Segregated Series of Notes, and shall include the following additional requirements to the issuance of the Series 2002-1 Note:

                  (i)      The commencement of the Bankruptcy Proceeding;

                  (ii) the Bankruptcy Court has entered the Bankruptcy Order in form and substance acceptable to the Agent in its reasonable discretion; and

                  (iii) no Amortization Event or Potential Amortization Event with respect to the Series 2002-1 Note has occurred and is continuing.

         (n) Independent Director. TFFC represents and warrants that it has two "independent directors" on its board of directors and shall have two "independent directors" at all times while the Series 2002-1 Note is outstanding.

         (o) Certain Amortization Events Not Applicable. The Amortization Events set forth in clauses (d), (e), (g) and (h) of Section 9.1 of the Base Indenture shall not apply to the Series 2002-1 Note. The Amortization Events set forth in clauses (a), (b), (c) and (d) of Section 9.1 of the Base Indenture shall not apply to the Series 2002-1 Note to the extent that any such Amortization Event relates to any Series of Notes other than the Series 2002-1 Note.

         (p) Voting Rights Under Base Indenture. The Series 2002-1 Noteholder hereby waives any and all voting rights it would otherwise have under the Base Indenture to the extent such voting rights are shared with Noteholders of other Series of Notes that are not Group IV Series of Notes or involve matters relating to non-Group IV Collateral or Series of Notes other than Group IV Series of Notes. In furtherance of the foregoing, the term "Required Beneficiaries" shall be deemed to not include the Series 2002-1 Noteholder for purposes of Article 9 of the Base Indenture and in connection with any voting rights with respect to actions taken by, or matters that could have an impact on, any Series of Notes that is not a Group IV Series of Notes. The Series 2002-1 Noteholder and other Group IV Noteholders shall be entitled to direct the Trustee in connection with the exercise of remedies with respect to the Group IV Collateral in accordance with the provisions of Article 9 of the Base Indenture and the terms "Required Noteholders" and "Required Beneficiaries" shall be deemed to have the meanings set forth herein in connection therewith.

         (q) Issuance of Notes by TFFC. In connection with the issuance of, and solely with respect to, the Series 2002-1 Note as a Segregated Series of Notes, this Series Supplement hereby amends and supersedes the provisions of Section
9.4 of the Base Indenture that provide that, upon an Amortization Event under
Section 9.1 of the Base Indenture, the Trustee shall instruct TFFC to cease issuing Notes and the right of TFFC to issue Notes shall automatically terminate. The Trustee and the Series 2002-1 Noteholder hereby acknowledge and agree that the provisions of Section 9.4 of the Base Indenture described in the preceding sentence are remedies applicable to outstanding Series of Notes with respect to new Series of Notes sharing in the same collateral but shall not apply to this Segregated Series of Notes.

         (r) The Servicer's Representations and Warranties. The representations and warranties of the Servicer set forth in Section 4.3(f) of the Base Indenture are hereby waived in respect of the Bankruptcy Proceeding relating to the Budget or the Group IV Lessees and any claims that have been or may be brought, or proceedings that have been or may be commenced, therein. All other representations and warranties of the Servicer set forth in Section 4.3 of the Base Indenture are made by the Servicer, in connection with the issuance of the Series 2002-1 Note and where applicable, subject to the Bankruptcy Order. The covenants of the Servicer set forth in Section 4.3 of the Base Indenture are hereby modified in connection with the issuance of, and with respect to the Series 2002-1 Note, to the extent compliance therewith is excused by the Bankruptcy Code or an order of the Bankruptcy Court with respect to the Servicer.

         (s) Servicer Default. The Servicer Default set forth in Section 4.16(a)(v) of the Base Indenture shall not apply to the Group IV Master Lease or the Series 2002-1 Note.

         (t) No Refinancing. Until the Series 2002-1 Note has been paid in full, TFFC hereby covenants and agrees that it will not use any proceeds of the Series 2002-1 Note or any other Group IV Series of Notes to refinance Eligible Vehicles or Eligible Receivables, but shall only use such proceeds to purchase, or finance the purchase of, new Eligible Vehicles for leasing under the Group IV Master Lease and for any other purpose expressly permitted hereunder.

         IN WITNESS WHEREOF, TFFC, the Servicer, Budget, as Budget Interestholder and the Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        TEAM FLEET FINANCING CORPORATION,
                                        as Issuer



                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        BUDGET GROUP, INC., as Servicer



                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       BUDGET GROUP, INC., as Budget
                                              Interestholder



                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        DEUTSCHE BANK TRUST COMPANY
                                              AMERICAS, as Trustee



                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT A
                                                                       TO SERIES
                                                               2002-1 SUPPLEMENT

                              VARIABLE FUNDING NOTE

REGISTERED                                                    up to $750,000,000

No. A-

                       SEE REVERSE FOR CERTAIN CONDITIONS

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF TEAM FLEET FINANCING CORPORATION, A DELAWARE CORPORATION (THE "COMPANY"), THAT THIS
NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION. THIS NOTE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE INDENTURE REFERRED TO HEREIN.

                  THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AND SUBJECT TO INCREASES AND DECREASES AS SET FORTH HEREIN AND IN THE INDENTURE. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                        TEAM FLEET FINANCING CORPORATION

                  VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE, Series 2002-1

                  TEAM FLEET FINANCING CORPORATION, a Delaware corporation (herein referred to as the "Company"), for value received, hereby promises to pay to Deutsche Bank AG, New York Branch, as Agent, a Delaware corporation (the "Noteholder"), or its registered assigns, the principal sum of up to SEVEN HUNDRED FIFTY MILLION DOLLARS ($750,000,000) or, if less the aggregate unpaid principal amount outstanding hereunder (whether or not shown on the schedule attached hereto, which amount shall be payable in the amounts and at the times set forth in the Indenture, provided, however, that the entire unpaid principal amount of this Note shall be due on the Series 2002-1 Termination Date, which is April 30, 2003 (unless extended in writing by the parties to the Indenture and the Noteholder). The Company will pay interest on this Note at the Series 2002-1 Note Rate. Such interest shall be payable on each Distribution Date until the principal of this Note is paid or made available for payment, to the extent funds will be available from Series 2002-1 Collections processed from and including the preceding Distribution Date to but excluding each such Distribution Date in respect of (a) an amount equal to interest accrued for the related Series 2002-1 Interest Period, which will be equal to the sum of the products, for each day during the related Series 2002-1 Interest Period, of (i) the Series 2002-1 Note Rate for such Series 2002-1 Interest Period and (ii) the Series 2002-1 Aggregate Principal Balance as of the close of business on such date divided by 360, plus (b) an amount equal to the amount of any accrued and unpaid Note Interest Shortfall with respect to prior Series 2002-1 Interest Periods, with interest on the amount of such Note Interest Shortfall at the Series 2002-1 Note Rate for the related Series 2002-1 Interest Period. The principal amount of this Note shall be subject to Increases and Decreases from time to time, and accordingly, such principal amount is subject to prepayment at any time. Notwithstanding the foregoing, prior to the Series 2002-1 Termination Date and unless an Amortization Event shall have occurred with respect to the Series 2002-1 Note, only interest payments on the outstanding principal amount of the Note are required to be made to the holder hereof. Beginning on the first Distribution Date following the occurrence of an Amortization Event, subject to Decreases on any Business Day, the principal of this Note shall be paid in installments on each subsequent Distribution Date to the extent of funds available for payment therefor pursuant to the Indenture. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

                  The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. This Note does not represent an interest in, or an obligation of, the Servicer or any affiliate of the Servicer other than the Company.

                  Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note. Although a summary of certain provisions of the Indenture are set forth below and on the reverse hereof and made a part hereof, this Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Servicer and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), 60 Wall Street, New York, New York 10005, Attention:
Corporate Trust and Agency Group. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture.

                  Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date: August 6, 2002                            TEAM FLEET FINANCING CORPORATION



                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of a series issued under the within-mentioned Indenture.

                                                DEUTSCHE BANK TRUST COMPANY
                                                    AMERICAS, as Trustee

                                                By:
                                                   -----------------------------
                                                   Authorized Signature

                          REVERSE OF SERIES 2002-1 NOTE

                  This Note is one of a duly authorized issue of Notes of the Company, designated as its Variable Funding Rental Car Asset Backed Note, Series 2002-1 (herein called the "Series 2002-1 Note"), all issued under (i) an Amended and Restated Base Indenture, dated as of December 1, 1996 (such Base Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, is herein called the "Base Indenture"), among the Company, Budget Group, Inc., a Delaware corporation formerly known as Team Rental Group, Inc. ("Budget"), as servicer and as holder of the Budget Interest, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), a New York banking corporation, as trustee (the "Trustee"), and
(ii) a Series 2002-1 Supplement, dated as of August 6, 2002 (the "Series 2002-1 Supplement"), among the Company, Budget and the Trustee. The Base Indenture and the Series 2002-1 Supplement are referred to herein as the "Indenture". The Series 2002-1 Note is subject to all terms of the Indenture. All terms used in this Series 2002-1 Note that are defined in the Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, shall have the meanings assigned to them in or pursuant to the Indenture, as so amended, supplemented or otherwise modified.

                  The Series 2002-1 Note, and all other Notes included in a Group IV Series of Notes, are and will be equally and ratably secured by the Group IV Collateral, and the Series 2002-1 Note is and will be equally and ratably secured by the Series 2002-1 Collateral, in each case pledged as security therefor as provided in the Indenture and the Series 2002-1 Supplement.

                  "Distribution Date" means the 25th day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing September 25, 2002.

                  As described above, the entire unpaid principal amount of this Series 2002-1 Note shall be due and payable on the Series 2002-1 Termination Date. Notwithstanding the foregoing, if an Amortization Event or Series 2002-1 Limited Liquidation Event of Default shall have occurred and be continuing with respect to the Series 2002-1 Note then, in certain circumstances, principal on the Series 2002-1 Note may be paid earlier, as described in the Indenture. All principal payments on the Series 2002-1 Note shall be made pro rata to the Series 2002-1 Noteholders entitled thereto.

                  Payments of interest on this Series 2002-1 Note due and payable on each Distribution Date, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Series 2002-1 Note, shall be made by wire transfer to the Holder of record of this Series 2002-1 Note (or any predecessor Series 2002-1 Note) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Series 2002-1 Note (or any predecessor Series 2002-1 Note) effected by any payments made on any date shall be binding upon all future Holders of this Series 2002-1 Note and of any Series 2002-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon. Final payment of principal (together with any accrued and unpaid interest) on this Series 2002-1 Note will be paid to the Series 2002-1 Noteholder only upon presentation and surrender of this Series 2002-1 Note at the Corporate Trust Office for cancellation by the Trustee.

                  The Company shall pay interest on overdue installments of interest at the Series 2002-1 Note Rate to the extent lawful.

                  As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Series 2002-1 Note may be registered on the Note Register upon surrender of this Series 2002-1 Note for registration of transfer at the office or agency designated by the Company pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series 2002-1 Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Series 2002-1 Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

                  Each Series 2002-1 Noteholder, by acceptance of the Series 2002-1 Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee, the Company or Budget on the Series 2002-1 Note or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee, the Company or Budget in its individual capacity, (ii) any owner of a beneficial interest in the Company or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee, the Company or Budget in its individual capacity, any holder of a beneficial interest in the Company, Budget or the Trustee or of any successor or assign of the Trustee or Budget in its individual capacity, except (a) as any such Person may have expressly agreed and
(b) any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company for any and all liabilities, obligations and undertakings contained in the Indenture or in this Series 2002-1 Note, subject to Section 13.17 of the Base Indenture.

                  Each Series 2002-1 Noteholder, by acceptance of the Series 2002-1 Note, covenants and agrees that by accepting the benefits of the Indenture that such Series 2002-1 Noteholder will not for a period of one year and one day following payment in full of the Series 2002-1 Note institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Series 2002-1 Note, the Indenture or the Related Documents.

                  Prior to the due presentment for registration of transfer of this Series 2002-1 Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Series 2002-1 Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not the Series 2002-1 Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  It is the intent of the Company and each Series 2002-1 Noteholder that, for Federal, state and local income and franchise tax purposes, the Series 2002-1 Note will evidence indebtedness of the Company secured by the Collateral. Each Series 2002-1 Noteholder, by the acceptance of the Series 2002-1 Note, agrees to treat the Series 2002-1 Note for Federal, state and local income and franchise tax purposes as indebtedness of the Company.

                  The Indenture permits in certain circumstances, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Series 2002-1 Note under the Indenture at any time by the Company with the consent of the Holders of the Series 2002-1 Note representing more than 50% in principal amount of the Outstanding Series 2002-1 Note which are affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of Series 2002-1 Note representing specified percentages of the Outstanding Series 2002-1 Note, on behalf of the Holders of the Series 2002-1 Note, to waive compliance by the Company with certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of the Series 2002-1 Note (or any predecessor Series 2002-1 Note) shall be conclusive and binding upon such Holder and upon all future Holders of the Series 2002-1 Note and of the Series 2002-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon the Series 2002-1 Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Series 2002-1 Note.

                  The term "Company" as used in this Series 2002-1 Note includes any successor to the Company under the Indenture.

                  The Series 2002-1 Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

                  The Series 2002-1 Note and the Indenture shall be construed in accordance with the law of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such law.

                  No reference herein to the Indenture and no provision of the Series 2002-1 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on the Series 2002-1 Note at the times, place, and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes.

                             INCREASES AND DECREASES

===========================================================================================
           UNPAID                                    SERIES
          PRINCIPAL                                  2002-1     INTEREST PERIOD  NOTATION
  DATE     AMOUNT     INCREASE   DECREASE   TOTAL   NOTE RATE   (IF APPLICABLE)   MADE BY
===========================================================================================


                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

---------------------------------------

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
     ---------------------------------------------------------------------------
                         (name and address of assignee)

the within Series 2002-1 Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________, attorney, to transfer said Series 2002-1 Note on the books kept for registration thereof, with full power of substitution in the premises.



Dated:                                                                        *
       ----------------------------                -----------------------------
                                                          Signature
                                                          Guaranteed:



----------------------------------                -----------------------------

---------------
(*)/ NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Series 2002-1 Note in every particular, without alteration, enlargement or any change whatsoever.

                                                                       EXHIBIT B
                                                                              TO

                                                        SERIES 2002-1 SUPPLEMENT

                         List of Approved Manufacturers

Eligible Type I Repurchase Manufacturers

Ford Motor Company
Toyota Motor Sales, U.S.A., Inc.
Daimler Chrysler Corporation

Eligible Type II Repurchase Manufacturers       Maximum Manufacturer Percentage (if any)

Nissan Motors Corporation in the U.S.A., Inc.
Hyundai Motor America                                                10%*
KIA Motors America, Inc.                                              7%*

*Hyundai Motor America and KIA Motors America, Inc. (combined)  15%

Eligible Non-Repurchase Manufacturers

Ford Motor Company
Toyota Motor Sales, U.S.A., Inc.
Daimler Chrysler Corporation
Nissan Motors Corporation in the U.S.A., Inc.
Hyundai Motor America
KIA Motors America, Inc.

                                                                  EXECUTION COPY

                            SERIES 2002-1 SUPPLEMENT

                           dated as of August 6, 2002
                                     to the

                       AMENDED AND RESTATED BASE INDENTURE
                          dated as of December 1, 1996

                                      among

                        TEAM FLEET FINANCING CORPORATION,
                                   the Issuer

                               BUDGET GROUP, INC.
                                  the Servicer

                               BUDGET GROUP, INC.,
                            the Budget Interestholder

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                   the Trustee